Exhibit 1A.4C

SOLAR PHOTOVOLTAIC (PV) SYSTEM CONSTRUCTION AGREEMENT

West School New Canaan

This Solar Photovoltaic (PV) System Construction Agreement (“Agreement”) is entered into on this date December 4, 2020 by and between Centurion Solar Energy LLC (“Contractor”), whose address is 255 Old New Brunswick Road, South Tower, Suite S-235, Piscataway, Nj 08854 and Phytoplankton Ponus Ridge Solar LLC (“Developer”), whose address is PO Box 250864, New York, NY 10025.

The Developer has a contract with New Canaan Public Schools (hereinafter the “Owner” or “Host”).

As used in this Agreement, “Contractor” may be a contractor, installer, vendor and/or supplier.

In consideration of the mutual promises herein contained, the parties agree that during the term of this Agreement, Contractor will provide labor, services, materials and/or equipment (the “Work”) as described in the Contract Documents (defined below) on the real property described on Exhibit A attached hereto (the “Project Description”), and Developer will pay Contractor for the Work, in accordance with the procedures and subject to the obligations, terms, conditions and limitations contained in this Agreement. The parties further agree as follows:

1.	WORK; SUBCONTRACTING.

(a)	Contract Documents. The Work to be performed by Contractor is listed on Exhibit B attached hereto (collectively called the “Contract Documents”). The Contract Documents may be amended and/or supplemented from time to time pursuant to the Change Order process described in Article 4 below. Contractor will not enter into any subcontract with a subcontractor for any portion of the Work without the prior written consent of Developer to such subcontractor (such consent not to be unreasonably withheld). Contractor will provide Developer with a list of the names, addresses and contact information (i.e., contact name, phone and fax number, and e-mail address) of all subcontractors, suppliers and materialmen for each Project prior to the commencement of Work on such Project. Contractor shall require that all subcontracts and supply contracts contain a clause which requires the subcontractor, supplier or materialman under such contract to provide at least five (5) business days’ written notice to Contractor and Developer prior to filing any liens, charges, claims and judgments, security interests and encumbrances (“Liens”) against the real property described on Project Description, a Project, the Work and any structures comprising a Project or located on such real property. In the performance of the Work Contractor shall prepare, review, stamp with approval and submit all samples, shop drawings and product data as may be directed by Developer. Contractor shall not perform Work on the Project without approved submittals. Contractor’s submittal of shop drawings shall constitute a representation that Contractor has checked all relevant dimensions and other information in the drawings and specifications and that such shop drawings are accurate and consistent with the Contract Documents. Contractor shall maintain at the Project site one record copy of all drawings, specifications and change orders, which copy shall be in good order and marked currently to record all changes and selections made during construction. Upon final completion of the Work, these “as-built” drawings shall be delivered to Developer in duplicate and as a condition to final payment for the Work.

(b)	The following conditions must be met prior to commencement of the Work, or Developer may elect to terminate this Agreement, provided all amounts owed or owing to Contractor under this Agreement as of the date of such election shall be paid: (i) electrical or structural capacity at the Project site are sufficient to accommodate the Project, (ii) no material change in site conditions unknown as of the date of Developer’s contract with Owner for the Project including but not limited to changes in law, labor conditions, presence of hazardous material, or other changes that would result in a material adverse effect to the electrical production or value, and (iii) all required governmental and utility approvals required to install the Project have been received.

SOLAR PHOTOVOLTAIC (PV) SYSTEM CONSTRUCTION AGREEMENT

West School New Canaan

(c)	Subcontracting.

(i)	Within ten (10) business days of the execution of this Agreement, but in no event later than five (5) days prior to Contractor’s mobilization and commencement of construction activities hereunder, Contractor shall deliver to Developer a list of all subcontractors, suppliers and materialmen that will perform or deliver any portion of the Work hereunder. Subcontractor shall not replace or substitute any subcontractor, supplier or developer set forth on the foregoing list without the prior written approval of Developer.

(ii)	Contractor shall deliver executed copies of all written subcontracts, supplier and vendor agreements entered into by Contractor pursuant to this Section 1(c) within three (3) business days of the execution and delivery thereof.

(iii)	Provisions Included in Subcontracts, Purchase orders and Other Contracts. Contractor shall include the provisions of this Section 1(c) in all its subcontracts, purchase orders and other contracts and agreements relative to Contractor’s Work. Contractor shall furnish proof of compliance with this Section 1(c) in a form satisfactory to Developer.

2.	CONTRACT PRICE. Subject to the terms and conditions contained herein, Developer will pay Contractor for the Work (the “Contract Price”) pursuant to the Schedule of Values (herein so called) attached hereto as Exhibit C.

The Total Contract Price shall be $209,587 ($$0.70 per watt DC) subject to additions and deletions as provided in the Contract Documents. Non-open shop pricing: Contractor’s pricing is based on this being an open-shop Project and if prevailing wage is needed by the Developer for the Project for any reason (such as compliance with law or regulation, or for labor relations), then the Developer and Contractor shall enter into a Change Order to increase the Contract Price due to such prevailing wage requirement and to provide for an apportionment of such increased labor costs among the Schedule of Values and the Payment Schedule.

3.	PAYMENT AND SUBSTANTIAL COMPLETION

(a)	Payment. Developer agrees, subject to the terms herein, to make payment to Contractor for the Work pursuant to the Schedule of Values and the Payment Schedule (the “Payment Schedule”) attached hereto as Exhibit D when (i) Developer receives from Contractor and approves a completed and correct Application for Payment in the form attached hereto as Exhibit E (the “Contractor’s Application for Payment”), (ii) Developer confirms the completion of the portion of the Work relating to the Application for Payment, (iii) Developer has received Lien releases or waivers, to the extent required by Developer from Contractor and all potential Lien claimants (at any tier) involved in the performance of the Work in the form attached hereto as Exhibit L (the “Form of Waiver and Release of Lien Upon Partial Payment”), along with sufficient substantiation, in the form of lower-tier lien releases, cancelled checks, wire payment confirmations, or otherwise as may be reasonably requested by Developer, to evidence the completeness and timeliness of the satisfaction of all of Contractor’s payment obligations to its subcontractors and suppliers pursuant to this Agreement, (iv) Contractor provides Developer with an up-to-date list of all amounts, if any, due and unpaid to any subcontractor, supplier or materialman relating to the related Project and (v) Contractor satisfies any additional payment conditions set forth in this Agreement. Payments to Contractor will not be construed as acceptance of the Work or a waiver of any rights of Developer under this Agreement and will not relieve Contractor of any of its obligations hereunder. Invoice payment terms are forth in Payment Schedule. Developer may retain up to one hundred fifty percent (150%) of the amount of Contractor’s compensation of any aspect of the Work Developer determines to be defective, for any claim for lien or payment or security interest caused or allowed by Contractor on the Project (or other property of Owner), or for any other potential claim. Acceptance of final payment by Contractor shall constitute full waiver and release by Contractor of all claims against Developer or Owner arising out of the Project. For avoidance of doubt, no Application for Payment shall be approved that does not include all relevant lower-tier subcontractor or vendor lien releases or waivers in the proportionate amount of the payment received or to have been received by the subcontractor or vendor from the immediately preceding payment period. Any allegation of non-payment by a subcontractor, of any tier, will be immediately reported to the project manager of Developer, along with sufficient information to permit Developer to authorize a remediation plan to address the non-payment.

SOLAR PHOTOVOLTAIC (PV) SYSTEM CONSTRUCTION AGREEMENT

West School New Canaan

(b)	Substantial Completion. As used in the Payment Schedule and elsewhere in this Agreement, Substantial Completion and the term “substantially complete” will have the meaning defined in Article 17 below and as evidenced by a (“Certificate of Substantial Completion”) approved by Developer in the form attached hereto as Exhibit F.

4.	CHANGE ORDER. A Change Order (“Change Order”) will be issued to modify the Work, the Contract Documents, the Contract Price, the Schedule of Values, the Payment Schedule, and/or the Project Schedule only in accordance with the provisions of this Agreement. A sample of the (“Request for Change Order”) form is attached hereto as Exhibit H. In the absence of complete and prompt agreement between Developer and Contractor on the terms of a Change Order, Developer may elect to direct Contractor, in writing, to proceed with the Work, as modified by Developer. Contractor will immediately comply with Developer’s direction to proceed with the Work, as modified, but Contractor will within ten (10) days of Contractor’s receipt of Developer’s written direction, or, in the case of a material change by Developer (Contractor identifying such materiality by written notice to Developer within ten (10) days of Contractor’s receipt of Developer’s written directive), Contractor will within fifteen (15) days of Contractor’s receipt of Developer’s written direction, submit to Developer a detailed proposal for a Change Order (“Change Order Proposal”) which will include the proposed adjustments to the Contract Price, the Project Schedule or any other provisions of this Agreement necessary to accomplish the Work, as modified by Developer. The failure of Contractor to submit a detailed Change Order Proposal within the time limit stated therefore, or within such additional time granted by Developer in writing, in its sole discretion, will be deemed a waiver of any claim for any modification to the Contract Price or the Payment Schedule arising out of Developer’s modification. Each Change Order Proposal must include an explanation of the impact to the Contract Price and Project Schedule (as defined in Article 6, below) of Developer’s modification. If Developer and Contractor cannot agree upon the terms of the Change Order within thirty (30) days of the Contractor’s delivery to Developer of the Change Order Proposal, either party may submit such dispute to binding arbitration pursuant to the terms of Article 13 of this Agreement. Payment for all work performed by Contractor that is not the subject of a Change Order approved by Developer or a Developer’s written direction to proceed, is subject to rejection by Developer (subject to the Dispute resolution procedures in Article 13). Contractor shall continue to proceed with the Work, as modified, in the event of a Dispute. Except as provided herein in respect to changes in Contractor’s work directed by Developer, in all other circumstances whereby Contractor desires to preserve the right to claim or recover an increase in the Contract Price, recover costs or damages or extension of the Project Schedule, Contractor shall, as a condition to such right, give Developer written notice thereof within ten (10) days after the first occurrence giving rise to such claim. The notice shall particularly set forth the event(s) or fact(s) supporting and giving rise to such claim, the cost thereof and the time extension requested, if any and shall include a Change Order Proposal. In no event shall Contractor prevail upon any monetary claim or request for extension of time in connection with any individual or cumulative changes, matters, circumstances or conditions previously addressed by a Change Order or modification executed between the parties. It is further expressly agreed that under no circumstances shall any failure or delay giving such notice be excused, and no reservation of rights to make or submit a claim at a later date shall be effective to preserve the claim if not timely and properly made in accordance with this article. Notwithstanding anything else contained in this Agreement, Contractor shall be entitled to seek a Change Order under this Article 4 for its reasonably incurred and documented out-of-pocket expenses actually incurred by Contractor as a direct result of a Force Majeure Event that lasts more than sixty (60) consecutive days by providing a Change Order Proposal to Developer. Contractor shall notify Developer as soon as is reasonably possible when a Force Majeure Event has occurred and is continuing for more than thirty (30) consecutive days. No change in the Work, the Contract Price, the Project Schedule, the Schedule of Values or the Payment Schedule shall be made unless specifically agreed to in writing by Developer through a Change Order as set forth in this Article 4 or as determined pursuant to Article 13. No such change shall be implied as a result of any other Change Order.

5.	PAYMENTS BY CONTRACTOR – NO LIENS. Subject to the terms herein, Contractor will promptly pay in cash all costs of labor, materials, services and equipment used in the performance of the Work, and upon the request of Developer, Contractor will provide proof of such payment. Unless prohibited by law, if Developer has a reasonable basis to do so Developer may at any time make payments due to Contractor directly or by joint check, to any person or entity for obligations incurred by Contractor in connection with the performance of the Work, unless Contractor has first delivered written notice to Developer of a dispute with any such person or entity and has furnished security satisfactory to Developer insuring against claims therefrom. Any payment so made will be credited against sums due Contractor in the same manner as if such payment had been made directly to Contractor. ‘The provisions of this Article 5 are intended solely for the benefit of Developer and will not extend to the benefit of any third persons, or obligate Developer or its sureties in any way to any third party.

SOLAR PHOTOVOLTAIC (PV) SYSTEM CONSTRUCTION AGREEMENT

West School New Canaan

Provided that Developer shall have paid Contractor as required in this Agreement, Contractor shall keep the real property described on Project Description, each Project, the Work and any structures comprising a Project or located on such real property free from all Liens arising out of the performance of the Work by Contractor, any subcontractor, supplier or materialman of Contractor or such subcontractor, or any person working for, or through, Contractor or any such subcontractor under this Agreement, and shall indemnify, defend and hold harmless Developer from, any such Liens. If Developer seeks indemnification by Contractor for any such Lien, Developer shall give Contractor prompt notice of any such Lien of which it has knowledge and cooperate with Contractor in obtaining the discharge of such Lien at Contractor’s expense; provided that Contractor shall promptly confirm in writing its obligation to indemnify Developer with respect to all costs and expenses with respect to such Lien. Contractor shall take prompt steps to discharge or bond over any such Lien filed against the real property described on Project Description, each Project, the Work and any structures comprising a Project or located on such real property by any subcontractor, supplier or materialmen based on a claim for payment in connection with the Work. If Contractor fails to bond over or discharge promptly any such Lien, Developer shall have the right, to the extent permitted by law and upon notifying Contractor in writing, to take any reasonable action to satisfy, defend, settle or otherwise remove such Lien at Contractor’s expense, including reasonable attorneys’ fees, costs and expenses. Developer shall have the right to deduct and offset, or otherwise recover, any expenses so incurred from any payment due, or which may become due, to Contractor under this Agreement. Contractor shall have the right to contest any such Lien and Developer shall not make payment to a subcontractor, supplier or materialman to discharge a Lien; provided that Contractor first must provide to the lienholder, a court or other third person, as applicable, a bond or other assurances of payment necessary to remove such Lien in accordance with applicable laws. Developer may demand, from time to time in its sole discretion, that Contractor provide a detailed listing of any and all potential Lien claimants (at all tiers) involved in the performance of the Work including, with respect to each such potential Lien claimant, the name, scope of work, sums paid to date, sums owed, and sums remaining to be paid. If a person or entity asserts or claims a right to Lien the real property described on Project Description, each Project, the Work and any structures comprising a Project or located on such real property or claims that Contractor did not pay such person or entity for materials and/or labor employed in connection with Contractor’s performance and/or provision of Work, Developer will, to the extent permitted by law, have a right to pay such claim, including reasonable attorneys’ fees and other costs and expenses incurred, as necessary to obtain a release and discharge. However, prior to the filing of a Lien, Developer may not make such payment if Contractor has first delivered written notice to Developer of a dispute with any such person or entity, and has furnished security satisfactory to Developer insuring against claims there from. If Contractor fails to immediately pay to Developer the sum paid by Developer to such person or entity asserting the payment claim, Developer may, in addition to any other rights Developer may have, at law or in equity, withhold such sum from any payment due, or which may become due, to Contractor under this Agreement. If any such Lien or claim remains unsatisfied after Developer has paid the full Contract Price to Contractor, Contractor will refund to Developer all monies that Developer may be compelled to pay in discharging such Lien or claim, including all costs, expenses and reasonable attorneys’ fees which may be incurred.

6.	STANDARD OF PERFORMANCE. Contractor will perform the Work as follows (collectively, “Contractor’s Standard of Performance”): (a) in a prompt, diligent, good and workmanlike manner, (b) in conformance with the time schedule attached hereto as Exhibit I (the “Project Schedule”), and (c) in accordance with: (i) industry standards, (ii) any standards, conditions and/or practices set forth in the Contract Documents, (iii) any practices otherwise specified in writing by Developer to Contractor, (iv) applicable Governmental Requirements (as defined herein) and governmental standards, (v) all manufacturers’ most recent written recommendations and specifications for the installation of materials, (vi) jobsite rules of Developer, (vii) the specific plans, specifications and drawings contained in the Contract Documents including, without limitation, any amendments or alterations to them made by Developer, or with Developer’s consent, from time to time and (viii) the construction and project management requirements imposed by Developer and Owner/Host as set forth in Exhibit B. If there is a conflict between any of the standards, practices, plans, drawings, specifications, and schedules included in Contractor’s Standard of Performance, the more stringent or exacting among them will control.

Furthermore, Contractor will generally follow Good Utility Practices throughout the performance of the Work. “Good Utility Practices” means those practices and methods as they relate to the Work that are commonly used under similar circumstances in the United States to design, construct and operate solar electric power generation equipment and facilities lawfully, expeditiously and with safety. Good Utility Practices is not intended to be limited to the optimum practice, method or act to the exclusion of others, but rather a spectrum of practices, methods or acts expected to accomplish the performance of the Work in accordance with the terms hereof (including the requirements of the first sentence of this definition and the other performance standards set forth herein).

SOLAR PHOTOVOLTAIC (PV) SYSTEM CONSTRUCTION AGREEMENT

West School New Canaan

7.	FAMILIARITY WITH PROJECT, DOCUMENTS AND GOVERNMENTAL REQUIREMENTS. Before Contractor commences the Work, Contractor will (a) inspect the Project, (b) familiarize itself with all plans, specifications and other documentation included within the Contract Documents and the Contractor’s Standard of Performance and (c) compare the Project against the Contract Documents and such other written documentation. Contractor’s commencement of the Work is an acknowledgment by Contractor that (i) Contractor has completed the three tasks described in the preceding sentence and (ii) the Project is safe for purposes of the Work to be undertaken and ready for the Work to commence and continue in accordance with the Contract Documents, and the Contractor’s Standard of Performance. Contractor’s commencement and continuation of the Work without objection is a continuing acknowledgment that the Project is safe for purpose of the Work being undertaken and ready for such performance of the Work. It is understood by the parties that Contractor is best able to evaluate the cost of the Work and that in arriving at the Contract Price, Contractor has not assumed the risk that unforeseen conditions or events may be encountered causing additional difficulty and expense not anticipated at the time the parties agreed upon the Contract Price. Contractor further represents that it is fully familiar with the requirements of any governmental authority having jurisdiction over the Work and is prepared to comply with all such requirements without additional compensation.

8.	PROTECTION OF WORK AND PROJECT. Contractor will supervise, administer and protect the Work against loss or damage from any cause and will be responsible for all parts of the Work, temporary or permanent, finished or not, until the Work is finally completed and accepted by Developer. In addition, if the Work includes installation of materials or equipment furnished by anyone other than Contractor, Contractor must examine the items so provided and handle, store and install the items with the necessary skill and care to ensure a satisfactory and proper installation. Contractor will take reasonable precautions and maintain reasonable safeguards to protect against loss or damage to persons or property (including the work of other contractors) arising out of Contractor’s activities at or about the Project and loss or damage to the Work as a result of weather conditions. Except to the extent that such loss or damage is a result of the willful misconduct or negligent actions of Developer, its inspectors, invitees, or agents (other than Contractor), Contractor will bear and be liable for, and Developer will not be responsible for, any loss, theft or damage to the Work (until after final completion and acceptance of such Work by Developer) and/or any material, equipment or miscellaneous items or services used in the Work or placed at the Project by Contractor, or any of its subcontractors, employees, vendors or agents, including, but not limited to, loss or damage due to theft, trespass or vandalism before final completion of the Work. The acceptance of the Work or any portion of the Work by Developer will not constitute a waiver or release of any rights of Developer against Contractor under this Agreement, at law or in equity including, without limitation, liability for defective, deficient or non-conforming Work. Contractor is responsible for the storage and safeguard of its own materials, tools and equipment and those of its subcontractors, employees, vendors or agents. Contractor acknowledges that the Work may be performed at a location where Owner has ongoing business operations. Therefore, Contractor shall follow the reasonable requirements of Owner, its construction manager (if any) and the property manager, and shall maintain good order among its agents and employees performing the Work, and shall comply with all rules and requirements of Owner concerning the Project site, including safety requirements, regulatory compliance and any limitations on hours of operation, staging and storage areas, construction parking, use and shutdown or interruption to the Project site facilities and/or utilities, temporary signage and ingress and egress to occupied tenant areas or common areas. If the Work is being performed at a location where there are ongoing business operations, Contractor shall, prior to commencement of construction, submit for Developer’s approval a site management plan that provides for staging, storage, access and similar matters at the Project site. Contractor shall coordinate its Work with that of other contractors working at the Project site in order to avoid any delay of schedule or any interference or conflict with any other’s work. If proper execution of any part of the Work depends upon any construction by Developer or a separate contractor, Contractor shall, prior to proceeding with that portion of the Work, promptly report to Developer any apparent discrepancies or defects in the work of other contractors. Failure of Contractor to report such discrepancies or defects shall constitute an acknowledgement that Developer’s or the separate contractor’s completed or partially completed construction is fit and proper to receive Contractor’s Work. At Developer’s request, Contractor shall uncover any part of the Work for inspection by Developer. If the uncovered Work is in accordance with the Contract Documents, the reasonable cost of uncovering and re-covering shall be paid by Developer; otherwise, all costs of uncovering, repair, replacement and re-covering shall be borne by Contractor.

SOLAR PHOTOVOLTAIC (PV) SYSTEM CONSTRUCTION AGREEMENT

West School New Canaan

9.	COMPLIANCE WITH GOVERNMENTAL REQUIREMENTS.

(a)	General Compliance with Governmental Requirements. In performing the Work, Contractor, and/or Contractor Group (as hereinafter defined in Article 9(f)) will comply with all local, state, and federal laws, codes, rules, ordinances, regulations, requirements, orders, standards and permits to the extent applicable to the Work (herein collectively referred to as “Governmental Requirements”) including, without limitation, the Federal Water Pollution Control Act (commonly referred to as the Clean Water Act), the Fair Labor Standards Act, the Immigration Reform and Control Act of 1986, the Immigration and Naturalization Reform Act, and the safety and health rules and regulations established by or pursuant to the Occupational Safety and Health Act of 1970, all as amended from time to time. In addition, Contractor Group will carefully check the Contract Documents and any other written documents describing Contractor’s Standard of Performance for conformity with Governmental Requirements. Contractor will give all necessary notices to all parties involved with this Agreement prior to commencement of the Work, unless Developer agrees otherwise in writing. The Work will conform to Governmental Requirements, and if Contractor observes any violation of Governmental Requirements, it will immediately report such violation to Developer in writing.

(b)	Compliance with OSHA Regulations and National Electrical Code (hereinafter “NEC”) Article 70E. Contractor acknowledges that the OSHA Hazard Communication Standard promulgated pursuant to the Occupational Safety and Health Act of 1970, as amended, and any and all state laws related to occupational health and safety (collectively the “OSHA Regulations”) require, among other things, all contractors and subcontractors to exchange material safety data sheets and share information about precautionary measures necessary to protect all workers on a building project. In this regard, Contractor specifically agrees, without limitation of its general obligation under Article 9(a), as follows:

(i)	Contractor Group will fully comply with the OSHA Regulations and NEC Article 70E and will cooperate with Developer and all subcontractors of Developer in order to assure compliance with the OSHA and NEC Regulations.

(ii)	Contractor accepts full responsibility and liability for the training of Contractor Group’s employees as to all precautionary measures necessary to protect such employees during both routine and emergency situations on the Project and Contractor will make available for Developer’s review all records and logs indicating such training was administered by Contractor to its employees.

(iii)	Contractor Group will assist Developer in complying with the OSHA and NEC Article 70E Regulations and will cooperate with any investigation of the Project.

(iv)	Before Contractor Group uses any chemicals in its performance of the Work for Developer or incorporates any chemicals into materials or products supplied to Developer or to the Project, Contractor must give Developer prior written notice of the existence and the possible exposure to such chemical and deliver a Material Safety Data Sheet with respect to such chemical to Developer.

(c)	Compliance with Storm Water Discharge Laws and Plan. Contractor acknowledges that the discharge of storm water from certain construction sites is governed by the Governmental Requirements. To the extent applicable to the Project, Developer will obtain necessary authorizations to discharge storm water and develop a plan (the “Storm Water Discharge Plan”) in accordance with the Governmental Requirements. To the extent applicable to the Project, Contractor agrees, without limitation of its general obligation under Article 9(a), as follows:

(i)	Prior to commencing the Work, Contractor will review the Storm Water Discharge Plan and familiarize Contractor Group with those parts of the Storm Water Discharge Plan that apply to its activities.

(ii)	Contractor Group will comply with the Storm Water Discharge Plan and all requirements of the Governmental Requirements related to storm water discharges applicable to its activities.

SOLAR PHOTOVOLTAIC (PV) SYSTEM CONSTRUCTION AGREEMENT

West School New Canaan

(iii)	Contractor Group will cooperate with Developer, all contractors of Developer and all regulatory agencies having jurisdiction over the Project in complying with the Storm Water Discharge Plan including, but not limited to, executing any documents required by the Governmental Requirements related to storm water discharges, participating in training and compliance review programs, and undertaking inspections and monitoring as requested by Developer.

(iv)	Contractor Group will handle construction chemicals, paint, adhesives, and construction debris in accordance with requirements of the Storm Water Discharge Plan.

(v)	Contractor Group will avoid damaging erosion or sediment controls, will immediately bring to the attention of Developer any damage that Contractor Group may do to such erosion or sediment controls, and will be responsible for the reasonable costs of repairing any erosion or sediment controls that Contractor Group may damage.

(d)	Notice and Opportunity to Repair State Statutes. Various states require preliminary steps be taken before a legal action or arbitration may be commenced. Such steps may include a “right to repair” process after receipt by Contractor of notice of alleged defects. If the Work is performed in a state that has a “Notice and Opportunity to Repair” statute, Contractor Group will comply with (and will cooperate reasonably in good faith with Developer so that Developer may comply with and satisfy) any requirements and/or obligations related to these state statutes. Such cooperation will include, without limitation, assisting Developer in complying with deadlines in responding to allegations by property owners, participating in inspections, participating in mediation, and assisting Developer in preparing offers to repair and performing such repairs.

(e)	Contractor Group. For the purposes of this Article 9, the term “Contractor Group” will be deemed to include Contractor, as well as Contractor’s subcontractors, employees or agents, or any of their subcontractors, employees or agents. Contractor will be responsible for all obligations of the Contractor Group set forth in this Article 9.

(f)	Hazardous Materials. Contractor shall not use, install, remove or handle hazardous materials at the Project site, and shall notify Developer prior to notifying any governmental agency, in the event Contractor discovers the presence of hazardous materials at the Project site. Contractor shall notify Developer in writing within five (5) days of any issues at the Project site that may impact the progress or cost of its Work. Contractor’s failure to notify Developer in writing in advance of a claim by Contractor for additional compensation shall be deemed a waiver by Contractor of such claim. Contractor shall not be entitled to a time extension or additional compensation for differing site conditions of the kind described above unless Contractor could not have reasonably anticipated the conditions forming the basis for the additional compensation or time extension request as of the date of this Agreement.

10.	REQUIRED INSURANCE; BONDING.

(a)	Required Insurance. Contractor will maintain insurance with the minimum coverage, terms and limits provided in Exhibit J (“Required Insurance”) attached hereto. Developer reserves the right to amend and/or supplement the Required Insurance provided such amendment and/or supplement is agreed to by Contractor. Contractor waives all rights of subrogation against Developer, Host, Owner, and Contractor’s subcontractors, sub-subcontractors, agents, employees, each of the other, for damages caused by fire or other cause of loss to the extent covered by property insurance obtained under this article, or other property insurance applicable to the Work. The Contractor, as appropriate, shall require the subcontractors, sub-subcontractors agents, employees of any of them, by appropriate agreements, written where legally required for the validity, similar waivers each in favor of other parties referenced herein. The polices shall provide such waivers of subrogation by endorsement or otherwise. No payment will be made without a current certificate of insurance indicating that the required coverage is in place.

SOLAR PHOTOVOLTAIC (PV) SYSTEM CONSTRUCTION AGREEMENT

West School New Canaan

11.	INDEMNITY.

(a)	Contractor’s Indemnity. Contractor agrees that it shall indemnify and hold harmless both Developer and Owner, their permitted successors and assigns and their respective directors, officers, members, shareholders and employees (collectively, the “Developer Indemnified Parties”) from and against any and all claims, damages, fines, penalties, losses, and expenses including attorney’s fees (collectively, “Claims”) incurred by the Developer Indemnified Parties to the extent arising from or out of the following: (a) any claim for or arising out of any injury to or death of any person or loss or damage to property of any person to the extent arising out of Contractor’s negligence or willful misconduct or (b) any infringement of patents or the improper use of other proprietary rights by Contractor or its employees or representatives that may occur in connection with the performance of this Agreement. Contractor also indemnifies and holds harmless Developer and its permitted successors and assigns from any Claims to the extent arising from or out of Contractor’s material breach of its obligations under this Agreement. Contractor shall not, however, be required to reimburse or indemnify any Developer Indemnified Party for any loss to the extent such loss is due to the negligence or willful misconduct of any Developer Indemnified Party.

(b)	Developer’s Indemnity. Developer agrees that it shall indemnify and hold harmless Contractor, its permitted successors and assigns and their respective directors, officers, members, shareholders and employees (collectively, the “Contractor Indemnified Parties”) from and against any and all Claims incurred by the Contractor Indemnified Parties to the extent arising from or out any injury to or death of any person or loss or damage to property of any person to the extent arising out of Developer’s negligence or willful misconduct. Developer also indemnifies and holds harmless Contractor and its permitted successors and assigns any Claims to the extent arising from or out of Developer’s material breach of its obligations under this Agreement. Developer shall not, however, be required to reimburse or indemnify any Contractor Indemnified Party for any loss to the extent such loss is due to the negligence or willful misconduct of any Contractor Indemnified Party.

(c)	Indemnification Procedure.

(i)	Whenever any claim arises for indemnification under this Agreement, the person who has the right to be indemnified (the “Indemnified Party”) shall notify the person who has the indemnification obligation (the “Indemnifying Party”) in writing as soon as practicable (but in any event prior to the time by which the interest of the Indemnifying Party will be materially prejudiced as a result of its failure to have received such notice) after the Indemnified Party has knowledge of the facts constituting the basis for such claim (the “Notice of Claim”). Such Notice of Claim shall specify all facts known to the Indemnified Party giving rise to such indemnification right and the amount or an assessment of the amount of the liability arising there from.

(ii)	If the facts giving rise to any such indemnification shall involve any actual or threatened claim or demand by any third party (including an inquiry or audit by any governmental authority with respect to any period in whole or in part prior to the date of this Agreement) against the Indemnified Party or any possible claim or demand by the Indemnified Party against any such third party, the Indemnifying Party shall (without prejudice to the right of the Indemnified Party to participate at its expense through counsel of its own choosing) defend such claim in the name of the Indemnified Party at the Indemnifying Party’s expense and through counsel of its own choosing. The parties shall cooperate in the defense or prosecution thereof and shall furnish such records, information and testimony and attend such conferences and discovery as reasonably requested in connection therewith.

(iii)	Notwithstanding the Indemnifying Party’s obligation to assume and conduct the defense of a claim for indemnification with counsel of its choice, the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to a claim for indemnification without the prior written consent of the Indemnified Party (not to be unreasonably withheld) unless the proposed settlement involves the payment of money damages paid by Indemnifying Party and does not impose an injunction, judgment or other equitable relief upon the Indemnified Party or any acknowledgment of the validity of any claim. Until the Indemnifying Party assumes the defense of a claim of indemnification arising out of a third party claim, the Indemnified Party may defend against the third party claim in any manner it may deem reasonably appropriate; provided that in no event shall the Indemnified Party consent to the entry of any judgment or enter into any settlement with respect to the third party claim without the prior written consent of the Indemnifying Party (not to be unreasonably withheld) unless the Indemnifying Party has consistently and persistently refused to undertake the Indemnification through the litigation process. The entry of a consent judgment or settlement under the foregoing circumstances shall not relieve Indemnifying Party of its indemnification obligations hereunder.

SOLAR PHOTOVOLTAIC (PV) SYSTEM CONSTRUCTION AGREEMENT

West School New Canaan

(iv)	At the time that the Indemnifying Party makes any indemnity payment under this Agreement, the indemnification payment shall be adjusted such that the indemnification payment, will result in the Indemnified Party receiving an amount equal to such indemnity payment, after taking into account (i) all national, state, and local income taxes that are actually payable by the Indemnified Party with respect to the receipt of such indemnity payment, and (ii) all national, state, and local income tax deductions allowable to the Indemnified Party for any items of loss and deduction for which the Indemnified Party is being indemnified.

(v)	Contractor’s liability for indemnification under this Article 11 is in addition to any liability Contractor may have for breach by Contractor of any of the provisions of this Agreement. Under no circumstances will the required insurance in Article 10 be construed to limit Contractor’s defense and/or indemnification obligation or other liability hereunder.

(vi)	Contractor’s obligation to indemnify and defend under this Article 11 will survive the expiration or earlier termination of this Agreement.

(vii)	If the provisions of this Article 11 violate the statutory or common law of the applicable state or governing authority, this Article 11 will not be stricken or found to be void in its entirety. Rather, Contractor’s defense and indemnification obligations will apply to the fullest extent permitted by such applicable law.

12.	WARRANTY. Manufacturers’ warranties with all rights associated therewith will be assigned by Contractor to Developer (or its designee) for solar panels, inverters, the racking system, the data acquisition system (DAS) and any other equipment installed as part of the Work (the “Manufacturers’ Warranties”) that results in a completed solar power generating system (the “System”). In addition to the Manufacturers’ Warranties, Contractor unconditionally warrants (the “System Warranty”) that the Work: (a) conforms to the specifications contained in the Contract Documents, (b) adheres to Contractor’s Standard of Performance, (c) complies with all Governmental Requirements, (d) was performed without defects in workmanship or materials, (e) consists of new materials, unless otherwise specified and (f) at Substantial Completion results in a completed System that is functional as a solar power generating system serving the Project location. The System Warranty is for the benefit of Developer and Owner and their respective successors and assigns for a period of five (5) years from the date that all Work is completed by Contractor, unless some other period of time is designated in the Contract Documents. The System Warranty will specifically extend for the period of time it is in effect to the benefit of, and be enforceable by, any purchaser of any structure included in a Project, and to the extent applicable, any municipal corporation, jurisdiction, agency or association that will ultimately own and/or govern any portion of a Project (each, a “Subsequent Developer”). In addition to all other remedies that Developer has under Article 15(b) herein, if demand is made upon Contractor to perform under the System Warranty within the applicable warranty period for an item covered by the System Warranty as provided in this Article 12, Contractor at its sole cost and expense will expeditiously repair or replace any defective Work, whether existing because of faulty workmanship, defective equipment or materials or from any other reason resulting from Contractor’s activities, and repair or replace any damage to the work of others caused by such defective Work or repair or replacement of such defective Work. Developer’s determination of defective workmanship or materials will be in Developer’s sole but reasonable discretion and will control for the purposes of this Agreement. The System Warranty in this Article 12 is independent from all other obligations of Contractor under this Agreement including, without limitation, all indemnification provisions, and will apply whether or not required by any other provision of this Agreement. Contractor’s obligations under this Article 12 will survive the expiration or earlier termination of this Agreement. This warranty obligation is cumulative and shall not: (i) serve to exclude other remedies of Developer or Owner, at law or in equity; or (ii) change applicable statutes of limitation. Developer may elect, in its sole discretion, to accept defective Work and take a credit against the Contract Price in an amount that reasonably compensates Developer for the diminution in value and utility of the Project. Contractor is not and shall not be liable with respect to, and the System Warranty shall not be applicable to, any Defect, breach or nonconformity to the extent that such Defect, breach or nonconformity is due to: (a) normal wear and tear; or (b) damage or defect to the extent caused by failure of Developer or Owner to operate or maintain the system in accordance with manufacturer’s operating manuals or prudent industry practice or by Developer’s or Owner’s abuse or misuse of the System; or (c) damage to the extent caused by third party external causes, such as theft, vandalism or severe weather events; or (d) or any damage, condition or defect covered by any of the Manufacturers’ Warranties. For purposes hereof, “Defect” means deviations from, breaches of or failures of the System Warranty.

SOLAR PHOTOVOLTAIC (PV) SYSTEM CONSTRUCTION AGREEMENT

West School New Canaan

13.	DISPUTE RESOLUTION.

(a)	Resolution by the Parties. The parties shall negotiate in good faith and attempt to resolve any dispute, controversy or claim arising out of or relating to the Agreement or the breach, interpretation, termination or validity thereof (a “Dispute”) within thirty (30) days after the date that a party gives written notice of such Dispute to the other party. In the event that the parties are unable to reach agreement within such thirty (30) day period (or such longer period as the parties may agree in writing) then either party may refer the matter to arbitration in accordance with Article 13(b); provided, however, that if the Dispute involves the amount of an invoice and after ten (10) days of mutual discussion either party believes that further discussion will fail to resolve the Dispute to its satisfaction, such party may immediately refer the matter to arbitration in accordance with Article 13(b), or litigation, at the sole election of Developer.

(b)	Developer’s Right to Select Forum. Developer shall have the sole and exclusive right to determine whether any Dispute, controversy or claim arising out of or relating to this Agreement, or breach thereof, shall be submitted to a court of law or settled by binding arbitration between the parties. The venue of such court action or arbitration proceeding shall be in the county in which the Project is located, or in New York, New York, as Developer in its sole discretion may elect to the exclusion of all other forums. Any arbitration proceeding shall be in accordance with the Construction Industry Arbitration Rules of the American Arbitration Association (the “AAA”) in effect on the date that a party gives notice of its demand for arbitration under this Article 13(b). Contractor must make a written request to Developer to determine whether the dispute shall be submitted to a court or to arbitration. Developer shall respond to Contractor’s request within ten (10) business days after receipt thereof. Developer’s response shall identify whether the matter will be submitted to a court or to arbitration and Contractor shall submit itself to the personal jurisdiction and venue of the court or arbitration proceeding selected by Developer, to the exclusion of all other forums and jurisdictions. In the event of arbitration, the parties shall select a single neutral arbitrator with significant contract resolution experience and experience in the contemporary solar photovoltaic power industry and an understanding of photovoltaic systems. If the parties cannot agree on a single neutral arbitrator within fifteen (15) Business Days after the written demand for arbitration is provided, then the arbitrator shall be selected under the AAA rules. Following selection of the arbitrator, the parties may then commence with and engage in discovery in connection with the arbitration as provided by New York law and shall be entitled to submit expert testimony or written documentation in such arbitration proceeding. The decision of the arbitrator shall be final and binding upon Contractor and Developer and shall be set forth in a reasoned opinion, and award may be enforced thereon by Contractor or Developer in a court of competent jurisdiction. Any award of the arbitrator shall include interest from the date of any damages incurred for breach or other violation of this Agreement and from the date of the award until paid in full. Contractor and Developer shall each bear the cost of preparing and presenting its own case; provided, however, that the parties agree that the prevailing party in such arbitration shall be awarded its reasonable attorney’s fees, expert fees, expenses and costs incurred in connection with the Dispute. The cost of the arbitration, however, including the fees and expenses of the arbitrator, shall initially be shared equally by Contractor and Developer, subject to reimbursement of such arbitration costs and attorney’s fees and costs to the prevailing party. The arbitrator shall be instructed to establish procedures such that a decision can be rendered within sixty (60) calendar days of the appointment of the arbitrator. In no event shall the arbitrator have the power to award any damages precluded by this Agreement, which Agreement shall be binding upon the arbitrator.

(c)	Exceptions to Arbitration Obligation. Neither the obligation to arbitrate nor the pre-arbitration procedures of Article 13(a) shall be binding upon any party with respect to (a) requests for preliminary injunctions, temporary restraining orders, specific performance, or other equitable relief, or other procedures in a court of competent jurisdiction to obtain interim relief when deemed necessary by such court to preserve the status quo or prevent irreparable injury pending resolution by arbitration of the actual Dispute or (b) actions to collect payments not subject to a bona fide Dispute or (c) claims permitted hereunder against third parties.

(d)	Arbitrator Confidentiality Obligation. The parties shall ensure that any arbitrator appointed to act under this Article will agree to be bound by any confidentiality provisions of this Agreement and any information obtained during the course of the arbitration proceedings.

SOLAR PHOTOVOLTAIC (PV) SYSTEM CONSTRUCTION AGREEMENT

West School New Canaan

14.	TERMINATION OF WORK OR AGREEMENT BY DEVELOPER.

(a)	Termination. Developer may terminate Contractor’s right to perform all or any portion of the Work or this entire Agreement (in which case Contractor’s right to perform all Work will terminate), upon written notice at any time without just cause (each, a “Termination”). Upon receipt of notice of Termination from Developer (“Termination Notice”), unless directed otherwise, Contractor will immediately cease performance of the terminated portion of the Work, placement of orders for materials, equipment, machinery and supplies in connection therewith and will, if requested, make every reasonable effort to procure cancellation of all existing orders for contracts upon terms satisfactory to Developer. Contractor will do only such Work as directed by Developer in writing or as may be necessary to preserve and protect that portion of the Work which has been incorporated into the Project and to protect materials, supplies and equipment at or about such Project or in transit thereto, unless otherwise instructed by Developer.

(b)	Compensation. Upon Termination, the obligations of the parties to continue performance as to the terminated portion of the Work (if all or any portion of the Work is being terminated), or under this Agreement (if this Agreement is being terminated), will cease and Contractor will be entitled to receive, as its exclusive remedy: (i) compensation for the Work performed up to the time of delivery of the Termination Notice and such further Work (if any) as has been directed by Developer and/or is necessary to preserve and protect Work or materials under Article 14(a) above (the percentage of completion to be reasonably determined by Developer) with the Contract Price being prorated accordingly, (ii) reimbursement for the actual cost of materials purchased by Contractor for the Work, as evidenced by Contractor’s supplier’s invoice, provided the materials are delivered to Developer, and (iii) payment for any other bona fide order evidenced in writing of fabricated components or structures ordered pursuant to the Contract Documents prior to Contractor’s receipt of the Termination Notice, if the orders cannot with reasonable effort be canceled, so long as any benefits accruing from such items are assigned to Developer. Payment to Contractor will be made in accordance with the terms and conditions set forth in Article 3 hereof, with final payment being made only after expiration of the period allowed by law for the filing of any claims to enforce mechanics liens arising out of the Work, without any claims having been filed or after such claims are resolved. Notwithstanding any other provision in this Agreement to the contrary, neither Termination of any portion of the Work nor Termination of all or any portion of this Agreement will prejudice any claim of either party arising before such Termination, relieve either party from any liability arising prior to such Termination, relieve the parties’ obligation to submit compensation disputes and other Disputes to resolution under Article 13, affect Contractor’s warranty obligations for the portion of the Work performed prior to Termination, relieve Contractor of its duty to correct any defective Work or affect either party’s obligations to indemnify, defend and hold the other party harmless as required by this Agreement.

15.	DEFAULT AND REMEDIES.

(a)	Default. For purposes of this Agreement, the term “Default” will mean any breach or default of the terms of this Agreement by Contractor including, without limitation, if (i) Contractor fails to timely and diligently proceed with the Work; (ii) Contractor fails to acquire and/or maintain the Required Insurance; (iii) Contractor fails to make or ensure payment to subcontractors or suppliers (at all tiers) for labor, materials, services or equipment employed by Contractor in connection with performance of the Work; (iv) Contractor fails to perform the Work in accordance with Contractor’s Standard of Performance, the Governmental Requirements, the Contract Documents, or otherwise performs the Work in an unsatisfactory or defective manner; (v) Contractor fails to furnish the necessary skilled labor, materials, equipment or services to meet the construction needs in accordance with the Contract Documents; (vi) Contractor files a petition or a petition is filed against Contractor under any chapter or section of the federal Bankruptcy Code, as amended, or under any similar law, or Contractor is adjudged bankrupt or insolvent (a “Bankruptcy Event”); (vii) Contractor makes a general assignment for the benefit of creditors or a receiver is appointed on account of Contractor’s insolvency (an “Insolvency Event”), (viii) a breach by Contractor of any of the Other Agreements (as defined herein); or (ix) failure to achieve Substantial Completion or Final Completion by the dates set forth on Project Schedule hereto. Developer may occupy and use any portion of the Work, which has been partially or fully performed by Contractor, or on its behalf, and such occupancy or use shall not constitute an acceptance of the Work or a waiver of any defects in the Work or of any breach or default by Contractor of any of the provisions of this Agreement. A breach or default of the terms of this Agreement by Developer shall include (I) non-payment of any amount due to Contractor when due (subject to any cure period); (II) a Bankruptcy Event occurs regarding Developer; (III) an Insolvency Event occurs regarding Developer; or (IV) a breach of Developer’s non-monetary obligations under this Agreement (subject to notice and reasonable opportunity to cure).

SOLAR PHOTOVOLTAIC (PV) SYSTEM CONSTRUCTION AGREEMENT

West School New Canaan

(b)	Remedies Upon Default. If Developer reasonably determines that a Default has occurred, then, in addition to all remedies available at law or in equity, Developer will be entitled to, immediately, with written notice to Contractor of a Default and Contractor’s failure to begin the cure of said Default within 72 hours of receipt of such notice and continually pursue such cure until such cure is completed (with any monetary cure to be completed within 3 business days and any non-monetary cure to be completed within 14 days), exercise any or all of the following remedies, which are cumulative and the exercise of any one remedy will not preclude, prevent or waive Developer’s right to exercise any or all other remedies:

(i)	Suspend, Terminate or Retain Payments. Developer may suspend, terminate or retain any or all payments to Contractor for any Work determined by Developer to be in default, until such time as Contractor is not in Default or such Work is fully and finally completed. If Contractor’s right to perform all or a part of the Work is terminated, or this entire Agreement is terminated as provided in Article 14(a), then Contractor will be compensated pursuant to the provisions of Article 14(b). NOTWITHSTANDING THE FOREGOING, IF (I) CONTRACTOR HAS IN GOOD FAITH ATTEMPTED TO RECONCILE WITH DEVELOPER ANY AMOUNTS (EXCEPT ANY FULL OR PARTIAL PAYMENT THAT DEVELOPER SHALL IN GOOD FAITH BE DISPUTING IN ACCORDANCE WITH THE PROVISIONS OF THIS AGREEEMENT) WHICH CONTRACTOR BELIEVES ARE DUE AND UNPAID BY DEVELOPER HEREUNDER FOR TWENTY (20) BUSINESS DAYS AND/OR (II) DEVELOPER IS IN BREACH OF ANY MATERIAL NON-MONETARY OBLIGATIONS UNDER THIS AGREEMENT FOR THIRTY (30) BUSINESS DAYS AFTER WRITTEN NOTICE FROM CONTRACTOR SPECIFYING SUCH BREACH AND (III)(A) IN THE CASE OF A MONETARY DEFAULT BY DEVELOPER, AFTER THE EXPIRATION OF SUCH TWENTY (20) BUSINESS DAY PERIOD CONTRACTOR SENDS WRITTEN NOTICE TO DEVELOPER THAT A PAYMENT IS PAST DUE AND REMAINS UNPAID AND DEVELOPER FAILS TO MAKE SUCH PAYMENT WITHIN TEN (10) BUSINESS DAYS AFTER RECEIPT BY DEVELOPER OF SUCH WRITTEN NOTICE OR (B) IN THE CASE OF ANY NON-MONETARY DEFAULT BY DEVELOPER, AFTER THE EXPIRATION OF SUCH THIRTY (30) BUSINESS DAY PERIOD DEVELOPER HAS FAILED TO CURE ITS NON-MONETARY BREACH, THEN CONTRACTOR MAY SUSPEND THE WORK. CONTRACTOR IMMEDIATELY MAY SUSPEND THE WORK IF A BANKRUPTCY EVENT OR AN INSOLVENCY EVENT OCCURS REGARDING DEVELOPER.

(ii)	Correct Unsatisfactory or Defective Work. With respect to unsatisfactory or defective Work, upon sufficient notice of default Developer may take possession of the Project and all materials thereon that were used in connection with the performance of Work, correct such unsatisfactory or defective Work and either offset or back-charge the cost incurred by Developer in performing such Work, together with a supervision and administration fee equal to 15% of such costs, against any sums due Contractor by Developer. However, if such costs and fees exceed the unpaid portion of the Contract Price, then Contractor shall immediately pay such excess amount to Developer.

(iii)	Perform Unfinished Work. With respect to Work that has not been performed by Contractor in the timeframe set forth in the Contract Documents, upon sufficient notice (3 days) of delay by Contractor, Developer will have the right to take possession of the Project and all materials that were used by Contractor in connection with the performance of such Work on such Project and complete (or cause to be completed) such Work by whatever method Developer may deem expedient. If Developer performs any Work, then the unpaid portion of the Contract Price will be reduced by the amount of all costs incurred by Developer in performing such Work, together with a supervision and administration fee equal to 15% of such costs. However, if such costs and fees exceed the unpaid portion of the Contract Price, then Contractor will immediately pay such excess amount to Developer. Notwithstanding the foregoing, if Contractor’s right to perform all or a part of Work is terminated, or this entire Agreement is terminated as provided in Article 14(a), then Contractor will be compensated pursuant to the provisions of Article 14(b).

(iv)	Terminate Work or Agreement. Developer may terminate all or any portion of the Work or any portion of this Agreement as provided in Article 14.

SOLAR PHOTOVOLTAIC (PV) SYSTEM CONSTRUCTION AGREEMENT

West School New Canaan

16.	OWNERSHIP OF DESIGN DOCUMENTS. Contractor acknowledges and agrees that all design documents furnished to Contractor are the property of Owner or Developer (including copyright and intellectual property rights) and Contractor shall not use such documents for any purpose unrelated to the Project. Contractor further acknowledges and agrees that all design documents developed or created for the Project and any other Project deliverables produced by the Contractor in connection with the Project and furnished to Developer or Owner shall be the property of Developer or Owner (including copyright and intellectual property rights).

17.	GENERAL PROVISIONS.

(a)	Authorized Persons. The only persons with authority to sign and/or amend this Agreement or any Change Order on behalf of Developer are the Developer, President, Chief Executive Officer, Chief Financial Officer, or expressly designated party named in this Agreement.

Contractor represents and warrants that any person who executes this Agreement or any Change Order on behalf of Contractor has the authority to bind Contractor.

(b)	Independent Contractor Status. Contractor will be an independent contractor with respect to the Work, and neither Contractor, nor anyone employed by, or working for, Contractor, will be deemed for any purpose to be the agent, employee, servant or representative of Developer in the performance of the Work unless designated otherwise in writing by Developer. Contractor acknowledges and agrees that Developer will have no direction or control over the means, methods, procedures, details or manner of the Work performed by Contractor or any of its subcontractors, employees, or agents, or any of their employees, agents, vendors or suppliers. Notwithstanding anything contained herein to the contrary, any provisions in this Agreement which may appear to give Developer the right to direct Contractor as to details of doing the Work or to exercise a measure of control over the Work will be deemed to mean that Contractor will follow the desires of Developer in the results of the Work as they pertain to these contract documents only.

(c)	Costs. Unless otherwise provided in the Contract Documents, Contractor will bear sole and exclusive responsibility for the payment of all costs, including without limitations, all taxes imposed by local, state or federal law applicable to: the Work, materials supplied by Contractor, payments received by Contractor and payments made by Contractor. Contractor will be solely responsible for the payment of all local, state and federal income taxes, withholding requirements, self- employment taxes, social security taxes and other taxes on the payments made to Contractor and payments made by Contractor to its employees and suppliers. Developer, at its discretion, may provide Contractor with a sales and/or use tax exemption form in order to claim sales and/or use tax exemption related to Contractor’s obligations in this Agreement.

(d)	Entire Agreement. This Agreement, together with any and all exhibits hereto, the Contractor’s Standard of Performance, the Contract Documents, Schedule of Values, Project Schedule and approved Change Orders, constitutes the entire agreement between the parties and may only be amended or supplemented by written instrument duly executed by both parties hereto and supersedes any prior oral discussions or oral agreements among the parties hereto.

(e)	Waiver. No consent or waiver, express or implied, by either party to this Agreement relating to any breach or default by the other in the performance of any obligation hereunder will be deemed or construed to be a consent to, or waiver of, any other breach or default by such party. Failure on the part of either party to complain of any act or failure to act of the other party or to declare the other party in default irrespective of how long such failure continues will not constitute a waiver of the rights of such party.

(f)	Notice. Unless otherwise provided herein, any notice provided for in this Agreement will be in writing and delivered to the parties (i) in person, (ii) by email during normal business hours (with the original following in the United States mail), (iii) by overnight delivery service, or (iv) by certified mail, return receipt requested. If such notice is given in person or by facsimile transmission, notice will be deemed to have been received when delivered or transmitted. If such notice is given by overnight delivery service, notice will be deemed received the day after delivery to the overnight delivery service. If such notice is given by certified mail, notice will be deemed received 3 days after a certified letter containing such notice, properly addressed with postage prepaid, is deposited in the United States mail. Notice will go to the address given at the beginning of this Agreement for the respective party to whom notice is given or to such other address as may be designated by either party by written notice given pursuant hereto.

SOLAR PHOTOVOLTAIC (PV) SYSTEM CONSTRUCTION AGREEMENT

West School New Canaan

(g)	Time. Time is of the essence with this Agreement and each provision herein contained. Contractor will proceed with the Work in a prompt and diligent manner, in accordance with the Project Schedule in Payment Schedule, as amended by Developer-approved Change Orders. Contractor shall promptly notify Developer in writing at any time that it has reason to believe a milestone in the Project Schedule will not be completed on or before the date required, specifying the corrective action Contractor will take. Contractor shall promptly take such corrective action and complete such milestone as close to the required date as possible. No such notification shall be deemed to relieve Contractor of any of its obligations hereunder or to constitute a waiver by Developer. Contractor will coordinate the Work with the work of Developer and Developer’s other contractors, if any, in order to take all reasonable steps to ensure that no delays or interference will occur in any part of the Project. It is contemplated that Contractor’s performance under this Agreement may be delayed, accelerated, suspended, hindered, or disrupted (a) by acts or omissions of the Developer, Host, Owner, or other subcontractors and other parties involved in the Project, or (b) by other reasonable circumstances not caused by or within the control of the Contractor that would constitute an excusable delay. In such cases, Contractor may request an extension of time for performance and completion of Contractor’s work and an increase to the Contract Price. The extension of time to which the Contractor may be entitled under this Paragraph shall under no circumstances exceed the extension of time granted to Developer.

(h)	Contractor’s Work Schedules. Contractor, promptly after entering into this Agreement, shall prepare and submit for the Developer’s information a Contractor’s Work Plan. The Work Plan shall not exceed time limits required by the time schedule provided by Developer, shall identify all proposed personnel on site for Developer pre-approval (such approval not to be unreasonably withheld or delayed), shall be coordinated with other work of Developer or other contractors for the Project, and shall provide for expeditious and practicable execution of the Work. Contractor shall schedule the Work to coincide with Owner’s schedule and shall have all materials, equipment and necessary work crews on the job in order to perform the Work on schedule. Contractor agrees to have adequate personnel on the job site every scheduled work day, so as not to delay the Project or other work of Owner. Contractor shall take all necessary actions required to remedy any delay due to the fault of Contractor or anyone working under Contractor, including, without limitation, providing additional forces to perform the Work, or working overtime at Contractor’s sole cost and expense.

(i)	Progress Communication. Contractor shall prepare and submit to Developer on a weekly basis a progress report in form, detail, and character approved by the Developer. The progress report shall specify, among other things, the Work completed as of such date and the projected Work to be completed in the next succeeding month, whether the Project is on schedule, and if not, the reasons therefore and an affirmative plan to recover such delay. Accompanying the progress report shall be an updated current construction schedule, reflecting and explaining any changes from the schedule referred to in Article 17(h) and as detailed on Payment Schedule and the status of any Change Orders, Modifications, bulletins and other relevant documents. In addition, Contractor shall prepare and submit to Developer, within five (5) business days following the end of each month, a monthly progress report (i) describing the Work completed during such month (including digital pictures demonstrating work completed), and (ii) identifying any deviations from the Project Schedule (provided that no identified deviations shall relieve Contractor of its obligations hereunder or constitute a waiver by Developer of any of its rights hereunder), together with an explanation of such deviation(s), a description of planned corrective action, and any anticipated changes in future performance dates relative to the Project Schedule. All diskettes and databases that were used to generate the planned and/or updated schedules shall be made available to the Developer or its agents as the Developer may request. The purposes of the updated construction schedules are: (1) to permit orderly planning, organization and execution of the Work; and (2) to set forth the expected sequence and duration of the Work. The submission of an updated construction schedule shall be for information only and shall, in no event, be deemed a request or approval by Developer for an extension of time to complete the Work. Contractor shall take all reasonable steps to ensure conformance to the most recent schedules approved by Developer.

(j)	Working Days and Hours. Working days and hours are set forth in the Work Plan. If Contractor elects to perform operations in excess of those set forth in the Work Plan and Developer concurs, Contractor shall pay for all costs associated with the additional hours. Contractor shall obtain approval from Developer in writing prior to altering work schedule. All “off-hour” work permits are at the Contractor’s sole cost and expense.

SOLAR PHOTOVOLTAIC (PV) SYSTEM CONSTRUCTION AGREEMENT

West School New Canaan

(k)	Safety. In order that the Work will be completed with the greatest degree of safety, Contractor shall conform to the requirements of the Occupational Safety & Health Act of 1970, as amended (OSHA), and the Construction Safety Act of 1969, as amended, and 2008 NEC Article 70E, including all standards and regulations that have been or shall be promulgated by the governmental authorities which administer such acts, and shall defend and hold harmless the Developer, the Owner, and all their employees, consultants and representatives harmless as a result of non-compliance. Contractor shall be responsible for all safety requirements relative to the Work. Contractor shall remove from the Project site any employee or subcontractor personnel that Developer or Owner or its property manager reasonably deems to be detrimental to the ongoing operation and occupancy of the Project site. In the event Contractor fails to keep the Project site free of unnecessary trash and debris from its operations, Developer shall notify Contractor in writing (which may be provided by facsimile or electronic mail), and if Contractor fails to cure the problem within twenty-four (24) hours of receipt of the written notice, Developer may hire other forces to remove the trash and debris and charge the cost against any funds otherwise due to Contractor.

Contractor shall designate a responsible member of the Contractor’s organization at the site whose duty shall be safety and the prevention of accidents, including the flagging and direction of traffic and pedestrians as needed. This person or persons shall be under the direct orders of the Contractor’s superintendent unless otherwise designated by the Contractor in writing to the Developer. Contractor shall report to Developer and Owner any injury to persons or property at the Project site within twenty-four (24) hours of the occurrence thereof.

Contractor shall not load or permit any part of the construction or site to be loaded so as to endanger its safety. All Roof loading will comply with the engineered Loading Plan provided by Developer. Contractor will use all precaution necessary to protect the existing roofing membrane from damage during loading.

(l)	Labor Harmony. Contractor shall maintain workable and harmonious relations with its employees and among Contractor’s employees and the employees of the subcontractors and sub-subcontractors and the employees of Developer. Whenever Contractor has knowledge that any actual or potential labor dispute is delaying or threatening to delay the timely performance of the Work, Contractor shall immediately give notice thereof, including all relevant information, to Developer, and Contractor shall take all steps necessary and within Contractor’s control to prevent or end the labor dispute.

(m)	Cleanliness. The Contractor shall keep the premises and surrounding area free from accumulation of waste materials or rubbish caused by operations under this Agreement. At completion of the Work, Contractor shall remove from and about the Project waste materials, rubbish, Contractor’s tools, construction equipment, machinery and surplus material and shall decontaminate the work area in accordance with the requirements of the Contract Documents. If Contractor fails to clean up as provided in the Contract Documents, Developer may do so and the cost thereof shall be charged to Contractor.

(n)	Assignment. Contractor will not assign this Agreement, or any portion thereof, or assign any money due or which may become due hereunder, without the prior written consent of Developer. In addition to constituting a default under this Agreement, any assignment or attempted assignment made in violation of this Article 17(n) will be null and void and the assignee will acquire no rights hereunder. If Developer consents to such assignment or Contractor subcontracts a portion of the Work under this Agreement, Contractor will continue to be (unless Developer issues Contractor a written release to the contrary) and the assignee will be bound by the terms of this Agreement including, without limitation, the insurance provisions contained herein. If an assignment is made in breach of this Agreement, Contractor is liable to Developer for all damages resulting therefrom. Notwithstanding anything to the contrary contained herein, Developer may assign this Agreement without the consent of Contractor upon proper notice - but Developer will continue to be liable for payments and other obligations owed to Contractor under this Agreement unless Contractor otherwise consents (such consent not to be unreasonably withheld, conditioned or delayed).

(o)	Successors and Assigns. Subject to the provisions of Article 17(n) relating to assignment, this Agreement will be binding upon and extend to the benefit of the parties and their heirs, successors and assigns.

SOLAR PHOTOVOLTAIC (PV) SYSTEM CONSTRUCTION AGREEMENT

West School New Canaan

(p)	Words and Meanings. Words used herein will include the plural as well as the singular. Words used in the masculine gender include the feminine and neuter. The article headings used herein are for convenience only and will have no effect upon the construction or interpretation of any part of this document.

(q)	Survival. All articles of this Agreement, which, from their sense and context are intended to survive the termination or expiration of this Agreement in order for them to have the meaning intended by the parties, will survive the termination or expiration of this Agreement.

(r)	Right to Audit. Contractor will permit Developer to inspect, during normal business hours upon 24 hours’ notice, those files and records that specifically relate to information pertinent to Contractor’s compliance with the requirements of this Agreement including, without limitation, Contractor’s compliance with the Governmental Requirements and Contractor’s Standard of Performance as such relate to the Work as well as Contractor’s payment of costs pursuant to Article 17(c) herein. Developer agrees that any such audit will be conducted in a manner that does not unnecessarily disrupt Contractor’s normal business operations or violate any confidentiality obligations that Contractor may have to other customers. Contractor shall keep, maintain and preserve at its principal office throughout the term of this Agreement and for a period of three (3) years after the expiration or early termination of this Agreement, accurate records of the Work performed hereunder.

(s)	Severability. If any provision of this Agreement is held to violate any applicable law, the invalidity of such specific provision herein will not be held to invalidate any other provision of this Agreement and the same will remain in full force and effect.

(t)	Waiver of Consequential Damages: NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT, A PARTY CAN OBTAIN ONLY ITS DIRECT CONTRACT DAMAGES FOR A BREACH OF THIS AGREEMENT. IN NO EVENT SHALL EITHER PARTY OR ITS DIRECTORS, OFFICERS, SHAREHOLDERS, PARTNERS, MEMBERS, AGENTS, EMPLOYEES BE LIABLE FOR INCIDENTAL, CONSEQUENTIAL, SPECIAL, PUNITIVE OR INDIRECT DAMAGES, INCLUDING WITHOUT LIMITATION, LOSS OF USE, LOSS OF PROFITS, COST OF CAPITAL OR INCREASED OPERATING COSTS, ARISING OUT OF THIS AGREEMENT WHETHER BY REASON OF CONTRACT, INDEMNITY, STRICT LIABILITY, NEGLIGENCE, INTENTIONAL CONDUCT, BREACH OF WARRANTY OR FROM BREACH OF THIS AGREEMENT.

(u)	Exhibits. The following exhibits are attached hereto and incorporated herein by reference:

Exhibit A	Project Description
Exhibit B	Contract Documents
Exhibit C	Schedule of Values
Exhibit D	Payment Schedule
Exhibit E	Application for Payment Form
Exhibit F	Certificate of Substantial Completion Form
Exhibit G	Certificate of Final Completion Form
Exhibit H	Change Order Form
Exhibit I	Project Schedule
Exhibit J	Required Insurance
Exhibit K	Substantial Completion, Final Completion, Commissioning and System Acceptance Testing
Exhibit L	Form of Waiver and Release of Lien Upon Partial Payment
Exhibit M	Form of Waiver and Release of Lien Upon Final Payment

(v)	In the event of a conflict between the terms and conditions set forth in this Agreement with the terms and conditions in any of the foregoing exhibits, the terms and conditions of this Agreement will govern and the conflicting terms contained in the exhibit will be disregarded.

SOLAR PHOTOVOLTAIC (PV) SYSTEM CONSTRUCTION AGREEMENT

West School New Canaan

(w)	Set Off. Notwithstanding any other provision in this Agreement, Developer shall be entitled to set off against any amount it owes Contractor under this Agreement any amount(s) that Contractor owes to Developer under this Agreement.

(x)	Definition of Substantial Completion. Substantial Completion shall be achieved when (i) the Work has been completed in accordance with the requirements of this Agreement, (ii) the Project has been properly constructed and installed, is mechanically, electrically and structurally sound, and can be used safely and reliably, (iii) utility interconnection for the Project has been completed and approved by the local electric utility and acceptance by Owner of the Work has been provided, (iv) utility interconnection, start up, Commissioning Work and System Acceptance Testing, including a verification of kW design output, and all other Substantial Completion tasks set forth in Exhibit K (“Substantial Completion, Final Completion, Commissioning and System Acceptance Testing”) have been fully and finally completed, (v) Contractor has certified to Developer that Substantial Completion has been achieved by executing the Certificate of Substantial Completion in the form attached hereto as Exhibit F, (vi) the Project has achieved commercial operation and is available for full commercial operation, safely and in compliance with all Governmental Requirements, and the Project and its operation comply with all permits issued with respect to the Project, except for those permits that are not required for safe operation of the Project, (vii) Developer has approved the Certificate of Substantial Completion and (viii) Developer has received lien releases or waivers from all potential lien claimants (at any tier, but excluding Contractor) involved in the performance of the Work in the form attached hereto as Exhibit M (“Form of Waiver and Release of Lien Upon Final Payment”). Upon receipt of Contractor’s Certificate of Substantial Completion, Developer shall verify and advise Contractor within ten (10) business days that Developer, in its reasonable judgment based on the Developer’s independent verification, agrees that Substantial Completion has been achieved. If Developer fails to provide written notice that Developer does not accept that the Project has reached Substantial Completion within such ten (10) business day period, then the Project will be deemed to have reached Substantial Completion. Any written notice that Developer delivers that it does not accept that the Project has reached Substantial Completion shall specify all of the reasons for such determination by Developer.

(y)	Definition of Final Completion. Final Completion shall be achieved when (i) Substantial Completion has been achieved, (ii) all punch list items (including those identified during the quality/acceptance walkthrough set forth in Substantial Completion, Final Completion, Commissioning and System Acceptance Testing) have been completed to Developer’s satisfaction, (iii) all Final Completion tasks set forth in Substantial Completion, Final Completion, Commissioning and System Acceptance Testing have been fully and finally completed, (iv) Contractor has certified to Developer that Final Completion has been achieved by executing the Certificate of Final Completion in the form attached hereto as Exhibit G, (v) Developer has approved the Certificate of Final Completion and (vi) Developer has received lien releases or waivers from the Contractor and all potential lien claimants (at any tier) involved in the performance of the Work in the form attached hereto as Form of Waiver and Release of Lien Upon Final Payment. The Final Completion tasks are described above and in Substantial Completion, Final Completion, Commissioning and System Acceptance Testing. Upon receipt of Contractor’s Certificate of Final Completion, Developer shall verify and advise Contractor within twenty (20) business days that Developer, in its reasonable judgment based on the Developer’s independent verification, agrees that Final Completion has been achieved. If Developer fails to provide written notice that Developer does not accept that the Project has reached Final Completion within such twenty (20) business day period, then the Project will be deemed to have reached Final Completion. Any written notice that Developer delivers that it does not accept that the Project has reached Final Completion shall specify all of the reasons for such determination.

(z)	Governing Law. This Agreement shall be governed by the laws of the State of New York without regard to conflict of law principles.

SOLAR PHOTOVOLTAIC (PV) SYSTEM CONSTRUCTION AGREEMENT

West School New Canaan

(cc)	Force Majeure. For purposes of this Agreement, “Force Majeure Event” shall mean Acts of God; war; acts of the public enemy; terrorism; riot; civil commotion; sabotage; extreme weather events (but shall not include weather events which occur or are reasonably expected to occur in the relevant area); federal, state, or municipal action or regulation; general strikes unrelated to affected party’s practices, methods or dispute with labor; fire; floods; epidemics; earthquakes; quarantine restrictions; embargos; or hazardous materials existing on the Project site prior to mobilization by Contractor or its subcontractors to such site, but only if and to the extent that (a) such circumstance or event, despite the commercially reasonable exercise of due diligence, cannot be prevented, avoided or removed by the affected party, (b) such circumstance or event is not due to the affected party’s negligence or willful misconduct, (c) such circumstance or event is not the result of any failure of the affected party to perform any of its obligations under this Agreement, (d) the affected party has taken all reasonable precautions, due care, and reasonable alternative measures to avoid the effect of such event and to mitigate the consequences thereof upon its occurrence, and (e) the affected party has given the other party prompt written notice under this Agreement describing such circumstance or event, the effect thereof and the actions being taken to comply with this Agreement.

For the avoidance of doubt, an inability to pay a party or its suppliers or subcontractors is not a Force Majeure Event. Force Majeure also shall not include (i) shortages, cost increases, delays, breakage, improper handling, failures or unavailability of equipment or materials, except to the extent directly resulting from any cause described the in the next preceding paragraph, (ii) shortages, unavailability or cost increases of labor or manpower, (iii) financial problems of the affected party (including, in the case of Contractor, subcontractors) or acts, events or conditions to the extent arising therefrom, (iv) strikes, labor disputes, boycotts or lockouts directed against Contractor or any subcontractor, except as part of a national or regional strike, or (v) unfavorable weather, except weather events under which performing the Work would not be safe.

(dd)	Title and Risk of Loss. Title to all Work completed or in the course of construction and to all materials and equipment as to which full payment has been made by Developer or which has been incorporated into the Project shall be in Developer, but this shall not affect Developer’s right to require the correction of defective or non-conforming Work, nor relieve Contractor of any other obligation arising under this Agreement. Contractor shall bear the risk of loss to the Work until the earlier of: (i) the date Contractor achieves Substantial Completion, and (ii) the date Developer or Owner takes care, custody and control of the Work (or applicable portion thereof) or otherwise begins operating the applicable portion of the Project in which the Work is incorporated (at which time risk of loss shall pass to Developer). Work performed by Contractor hereunder shall be delivered complete and undamaged to Developer at the time risk of loss transfers.

18.	CONFIDENTIALITY. If either party provides confidential information, which includes business plans, strategies, financial information, proprietary, patented, licensed, copyrighted or trademarked information, and/or technical information regarding the design, cost structures, operation and maintenance of the System or of either party’s business and other information contained herein (“Confidential Information”) to the other or, if in the course of performing under this Agreement or negotiating this Agreement a party learns Confidential Information regarding the facilities or plans of the other, the receiving party shall (a) protect the Confidential Information from disclosure to third parties with the same degree of care accorded its own confidential and proprietary information, and (b) refrain from using such Confidential Information, except in the negotiation and performance of this Agreement. Notwithstanding the above, a party may provide such Confidential Information to its, officers, directors, members, managers, employees, agents, contractors and consultants (collectively, “Representatives”), and Affiliates, lenders, and potential assignees of this Agreement (provided and on condition that such potential assignees be bound by a written agreement restricting use and disclosure of Confidential Information), in each case whose access is reasonably necessary to the negotiation and performance of this Agreement. Each such recipient of Confidential Information shall be informed by the party disclosing Confidential Information of its confidential nature and shall be directed to treat such information confidentially and shall agree to abide by these provisions. In any event, each party shall be liable (with respect to the other party) for any breach of this provision by any entity to whom that party improperly discloses Confidential Information. The terms of this Agreement (but not its execution or existence) shall be considered Confidential Information for purposes of this Article 18. All Confidential Information shall remain the property of the disclosing party and shall be returned to the disclosing party or destroyed after the receiving party’s need for it has expired or upon the request of the disclosing party.

SOLAR PHOTOVOLTAIC (PV) SYSTEM CONSTRUCTION AGREEMENT

West School New Canaan

(a)	Permitted Disclosures. Notwithstanding any other provision herein, neither party shall be required to hold confidential any information that:

(i)	becomes publicly available other than through the receiving party;

(ii)	is required to be disclosed by a governmental authority, under applicable law or pursuant to a validly issued subpoena, but a receiving party subject to any such requirement shall promptly notify the disclosing party of such requirement;

(iii)	is independently developed by the receiving party; or

(iv)	becomes available to the receiving party without restriction from a third party under no obligation of confidentiality.

(b)	Advertising. The Contractor’s employees, or agents shall not use the Host’s or Developer’s name, photographs, logo, trademark, or other identifying characteristics or that of any of the Host’s or Developer’s subsidiaries or affiliates without Host’s and Developer’s prior written approval. Contractor shall not display, install, erect or maintain any advertising or other signage at the Project site without the Developer’s prior written approval, except as may be required by law. The Contractor shall not cause to be published any advertisement nor issue any press release regarding the Project without coordinating with the Developer at least fifteen (15) days prior to such publication or release.

(c)	Enforcement of Confidentiality Obligation. Each party agrees that the disclosing party would be irreparably injured by a breach of this Article 18 by the receiving party or its Representatives or other Person to whom the receiving party discloses Confidential Information of the disclosing party and that the disclosing party may be entitled to equitable relief, including injunctive relief and specific performance, in the event of any breach of the provisions of this Article 18. To the fullest extent permitted by Applicable Law, such remedies shall not be deemed to be the exclusive remedies for a breach of this Article 18, but shall be in addition to all other remedies available at law or in equity.

19.	OTHER AGREEMENTS. If there are one or more other agreements between Developer and Contractor, or any affiliate of Contractor, concerning this or any other construction project (“Other Agreements”), any breach by Contractor or its affiliate under the terms of any of the Other Agreements, will be considered, at the option of Developer, Default under this Agreement and all Other Agreements. Default under this Agreement will be considered, at the option of Developer, a breach of all Other Agreements. If Developer declares a Default under this Agreement because of a breach of an Other Agreement as provided above, then Developer will be entitled to the remedies provided in this Agreement and Developer may withhold money due or to become due to Contractor under this Agreement and apply the same toward payment of any damages suffered or amounts otherwise due from Contractor pursuant to such Other Agreement. Likewise, in the event Developer declares a breach of any Other Agreement due to a breach of this Agreement, Developer will be entitled to withhold monies due under such Other Agreement to Contractor and apply the same toward payment of any damages suffered or amounts otherwise due from Contractor pursuant to this Agreement.

SOLAR PHOTOVOLTAIC (PV) SYSTEM CONSTRUCTION AGREEMENT

West School New Canaan

IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective as of the later of the two dates set forth below.

Centurion Solar Energy LLC

By:	/s/ Albert G. Rojas
Name:	Albert G. Rojas
Title:	CEO
Date:	December 4, 2020

Phytoplankton Ponus Ridge Solar LLC

By:	/s/ Daniel Giuffrida
Name:	Daniel Giuffrida
Title:	manager
Date:	December 4, 2020

SOLAR PHOTOVOLTAIC (PV) SYSTEM CONSTRUCTION AGREEMENT

West School New Canaan

EXHIBIT A

Project Description

1	Project Description:	299.4 kWDC roof-mounted solar project
2	Address:	769 Ponus Ridge Rd, New Canaan, CT 06840
3	Size:	299.4 kWDC / 240 kWAC

A-1

SOLAR PHOTOVOLTAIC (PV) SYSTEM CONSTRUCTION AGREEMENT

West School New Canaan

EXHIBIT B

Contract Documents

1.	SCOPE OF WORK AND SUBMITTAL REQUIREMENTS

a.	Administrative

i.	Contractor shall be responsible for providing all Appropriate Certificates of Insurance (requirements to be provided separately by Developer).

ii.	Contractor shall notify and seek approval from Developer of any variation from Construction Documents.

iii.	Contractor shall provide Developer with daily updates (Manpower, work completed, and visual aids).

iv.	Contractor shall provide Developer with weekly schedule updates.

v.	Contractor shall be responsible for completing weekly safety meetings and filing supporting documentation.

vi.	Contractor shall hold weekly progress meetings to ensure compliance with scope, schedule, health and safety, etc. and make corrective actions if requested by Developer.

vii.	Contractor shall provide all tools, material and equipment necessary to perform the Work. Contractor assumes all liability for the security and integrity of all equipment and material stored at jobsite and will provide sufficient equipment, manpower, and/or overtime, at no increase to Contract Price, to maintain the rate of installation required to accommodate the Project schedule.

b.	Health & Safety

i.	For the avoidance of doubt, and not in limitation of the foregoing, Contractor shall comply with all OSHA, local fire department, state, local, NEC, and NFPA regulations applicable to this Scope of Work

ii.	Personal protection equipment (PPE) to be worn as required by OSHA and local codes.

iii.	Contractor shall be responsible for the prevention of accidents and injury in the vicinity of or connected with the work.

iv.	Contractor agrees to comply with all Federal, State, Municipal, and Local Laws, Ordinances, rules, regulations, codes and other requirements concerning safety, including but not limited to all OSHA requirements, and with all safety standards of Developer or Property Owner.

v.	Smoking shall be prohibited on construction site and any other area prohibited by property management.

vi.	Contractor to be aware that the installation is taking place in a public area and workers are to be mindful and respectful as such. Inappropriate behavior or language shall not be tolerated.

vii.	Contractor will be mindful of property. Contractor will be responsible for any damage to structure including leaks that happen as a result of installation.

viii.	If Contractor becomes aware of any safety or environmental hazards, Contractor shall stop work and notify Developer and take immediate action if necessary to prevent further damage.

SOLAR PHOTOVOLTAIC (PV) SYSTEM CONSTRUCTION AGREEMENT

West School New Canaan

c.	Site Logistics

i.	Contractor is responsible for all equipment delivered to site from Developer in addition to Contractor’s own materials, including but not limited to handling, receiving, unpacking equipment, etc. To receive delivery Modules, Inverters and Racking, Contractor will have a forklift onsite for a total of 3 days on days agreed upon by the Developer.

ii.	Deliveries must be coordinated with the assigned Developer’s Project Manager and cannot impede normal activities, traffic, or parking or inconvenience customers or tenants in any way.

iii.	Contractor shall stage entire work area in accordance with the site and construction plans to properly ensure worker and passer-by safety including but not limited to temporary barriers, project and safety signage, vehicular barriers, etc. Contractor will attend a pre-construction meeting with Developer to develop and confirm site and construction plans for the Project. Such site and construction plans will be agreed to by Contractor and Developer in writing.

iv.	Contractor shall place tarps on equipment including but not limited to panels, racking, and other materials as directed by Developer.

v.	Contractor shall ensure all materials are secured and stored at the end of each day.

vi.	Contractor shall be responsible for any equipment including but not limited to cranes, booms, man lifts, rental equipment, and sanitation facilities necessary.

vii.	Contractor shall be responsible for onsite security equipment including but not limited to lock boxes, storage containers, and/or storage fencing.

viii.	Contractor shall be responsible for all due diligence prior to digging, if applicable, including coordinating utility mark outs and one calls/call before you dig. Contractor shall also be responsible for renewing all mark-outs for the duration of the project. Mark-out tickets shall be submitted to Developer for information only within 48 hours.

ix.	Contractor shall keep the Project site clean and secure.

d.	Site Cleanliness

i.	Contractor is responsible for providing dumpsters, offsite hauling, pallet returns, packaging trash collection and any other trash disposal services required to perform work.

ii.	Contractor shall ensure that site is presentable and all debris is placed in garbage container at the end of every day. The site shall also be left broom clean daily and upon close out.

iii.	Contractor shall maintain a clean worksite acceptable to Developer.

e.	Scope of Work

i.	Contractor shall provide all labor, tools, material, equipment and supervision required to complete scope of work listed below in compliance with all applicable codes and standards, submittals, final project drawings, and specifications. Any variation from Construction Documents will require Plankton approval.

SOLAR PHOTOVOLTAIC (PV) SYSTEM CONSTRUCTION AGREEMENT

West School New Canaan

ii.	PV Panel and Racking Installation:

1.	Install all modules and panel clamps and any associated racking hardware for grounding the panels and panel rows.

2.	Ensure all panels are properly fastened and torqued to manufacturer specifications with panel clamps.

3.	Installation of slip sheets (materials cut to width and delivered to site by others).

4.	All ballast must be placed exactly according to construction plan specifications.

iii.	PV Panel Wiring:

1.	Connect panels into proper strings and install PV string homerun wires using consistent and good wire management practices.

2.	Contractor shall provide wire management and protection materials.

3.	No wiring shall be in direct contact with metal edges or roof.

4.	Wires crossing between rows of panels shall be protected with sleeves and/or conduit. Provide all necessary material to complete PV Panel Wiring.

5.	PV Panel wiring shall be labeled as designated on the Constructions Documents. Wire type shall be consistent and installed as specified by Construction Documents.

6.	All wiring shall be neat and tight with no excess slack.

iv.	PV Combiner Boxes/Connection Units (if applicable):

1.	Provide all fusing necessary for combiners box/connection units as required by manufacturer.

2.	Pull out and test all fuses from each combiner box/connection unit and ensure they are all continuous.

3.	Contractor shall then store all fuses in a dry zip lock bag labeled, with the combiner box/connection unit identification and placed in a safe and dry location and only reinstall the fuses during commissioning.

4.	Provide all material to mount the combiner box/connection unit as specified on Construction Documents.

5.	Provide required equipment grounding from combiner box/connection unit to racking system.

6.	Ensure that water tight hubs are used for all entries.

7.	Ensure that penetration is from the bottom of the combiner box/connection unit.

8.	Provide all required material to install PV output circuit wiring from the combiner box/connection unit into the designated DC inverter inputs.

9.	PV output circuit wiring shall be labeled as designated on the Construction Documents.

10.	Ensure all inputs are torqued and marked to manufacturer specifications.

SOLAR PHOTOVOLTAIC (PV) SYSTEM CONSTRUCTION AGREEMENT

West School New Canaan

v.	String Inverters:

1.	Provide all inverter fusing necessary as required by manufacturer.

2.	Pull out and test all fuses from each string inverter and ensure they are all continuous.

3.	Contractor shall then store all fuses in a dry zip lock bag labeled, with the string inverter identification and placed in a safe and dry location and only reinstall the fuses during commissioning.

4.	Verify all clearances are met around string inverters.

5.	Provide and install inverter racking/mounting system per Construction Documents specification

6.	Install all inverters at designated location specified in Construction Documents

7.	Ensure that water tight Myers hubs are used for all entries.

8.	Ensure that penetration is from the bottom of the string inverters.

9.	Provide AC conductors from Inverters to the respective AC subpanel specified in the Construction Documents.

10.	AC conductors shall be labeled and color coded per Construction Documents and applicable codes.

vi.	AC Equipment:

1.	Furnish and Install the AC equipment and all required materials for installation, including but not limited to the breakers.

2.	Verify all clearances are met around AC equipment.

3.	Provide and install AC equipment racking/mounting system per Construction Documents specification.

4.	Install all AC Equipment at designated location specified in Construction Documents.

5.	Ensure that water tight Myers hubs are used for all entries.

6.	Ensure that penetration is from the bottom of the AC equipment.

7.	Provide AC conductors to and from AC equipment as specified in the Construction Documents.

8.	AC conductors shall be labeled and color coded per Construction Documents and applicable codes.

vii.	Interconnection:

1.	Provide all wires and equipment required to interconnect the PV system to the point of interconnection.

2.	Coordinate with the utility to satisfy all utility requirements for interconnection and notify Developer two weeks in advance of the actual interconnection.

3.	Furnish and install any required CT cabinets and associated equipment.

4.	Any meters or related equipment shown on plans or required by Utility are to be supplied by Contractor.

SOLAR PHOTOVOLTAIC (PV) SYSTEM CONSTRUCTION AGREEMENT

West School New Canaan

viii.	Equipment Grounding:

1.	Provide all grounding material to ground and bond each row of panel racks to ground rod.

2.	Provide all grounding material to properly ground and bond all electrical equipment metal racks, inverters, switchboards, panelboards, transformers, and equipment pads.

3.	Provide all grounding material to properly ground and bond all fencing, if applicable, under power lines or fencing within 6’ of any electrical equipment. All fence gates, if applicable, shall be properly grounded and bonded.

4.	Exothermic (CAD) weld to Service GEC, when applicable.

5.	All grounding to comply with NEC and Construction Documents

ix.	Data Monitoring:

1.	Ensure that CT’s are installed in the correct orientation.

2.	Provide all materials required to install the data monitoring system at locations identified on the final Construction Documents. The weather station shall not shade any part of the array and the pyranometer of the solar array shall be installed in the same tilt and orientation as the array.

3.	Pyranometer shall be installed in an area where it is not shaded.

4.	Contractor responsible for all monitoring configuration coordinated with DAS provider. Contractor shall install monitoring system in accordance with drawings provided by DAS provider.

5.	Data monitoring system should be up, running and providing data to our servers for all system components, including but not limited to every inverter, meter, and all components in weather station.

6.	For each subsystem, Contractor shall test and ensure that the difference between the sum of the inverter-level generation and the revenue grade meter output is no greater than +/-2.5%.

x.	Signage and Labels

1.	Provide arc flash labels for all electrical equipment with operating voltages greater than 50V per NEC 110.16.

2.	Provide cable labels at each end of all conductors including DC conductors utilized in the PV Module string circuits and for conductors between combiners/connection units, if applicable, and string inverters that uniquely identify the cables and are traceable to the electrical drawings.

3.	Provide and apply all labels on electrical system components per NEC, Construction Documents and AHJ and local electric utility requirements, including without limitation strings (including those that are field wired rather than wired using pre-made harnesses), inverter, junction, AC load system, and subpanels.

4.	Provide weather rated/UV protected labels for each equipment enclosure, relay, switch, and device; as specified per Construction Documents.

SOLAR PHOTOVOLTAIC (PV) SYSTEM CONSTRUCTION AGREEMENT

West School New Canaan

xi.	Miscellaneous:

1.	Roof penetrations must be done by a manufacturer certified roofer. All penetrations must be sealed the same day they are created.

2.	Any roof protection walk pads covered by the array must be re located/replaced outside of the array.

3.	Furnish and install all pull boxes, trenching, vaults, meter pans and connections required by utility.

4.	All electrical pull boxes/enclosures/AC load centers or similar supplied by Contractor will be NEMA 4 if there are wire terminations. Enclosures with no terminations may be NEMA 3R.

5.	All EMT connectors shall be compression rain tight type installed as per manufactures instructions and have factory rain tight stamp showing.

6.	Install bollards, equipment pad and permanent fencing as required per drawings.

7.	Core drilling if required.

8.	No splices are allowed unless approved by Developer in writing.

9.	Thermal expansion fittings shall be bonded with bonding jumpers.

10.	Install Thermal expansion fitting per NEC requirements.

11.	If trenching is required, backfill shall be free of the following including but not limited to rock, wood, roots, vegetative matter, etc.

12.	Contractor shall perform the Work so that there is no water intrusion into combiners, junctions or inverters.

13.	EMT conduits shall be compression coupled. Once coupled all conduits shall be marked at the connection point between couple and conduit with a marker prior to wire pull. Once wire has been pulled through the conduit, Contractor shall ensure that the mark did not move from where it was initially marked. If mark is moved, conduit shall be repaired and corrected to its initial mark location.

f.	Inspection/Testing

i.	Contractor shall ensure that data monitoring system and all components are up, running and providing data to data monitoring providers servers.

ii.	Contractor shall be responsible for all testing required by municipality and utility.

iii.	Contractor shall be responsible for calling, scheduling, and attending any required inspections.

iv.	Quality Assurance/Quality Acceptance walks shall be scheduled and attended per Substantial Completion, Final Completion, Commissioning and System Acceptance Testing.

v.	Complete and document system performance testing including but not limited to Solmetric PV Analyzer or Seaward PV150, string testing, and megger testing of all runs including strings. Contractor shall provide five (5) days advance notice to Developer of megger testing. Megger testing results shall be recorded by Contractor. Contractor shall provide Developer with a report detailing all performance testing as soon as reasonably practicable after testing is completed.

vi.	Contractor is responsible for all remedies to bring the system into compliance.

SOLAR PHOTOVOLTAIC (PV) SYSTEM CONSTRUCTION AGREEMENT

West School New Canaan

g.	Close-out

i.	Contractor is responsible for providing all system documentation; commissioning reports, redlines to drawings, equipment cut sheets and manuals, inspection cards and signoffs sent electronically as well as original hard copies.

ii.	Correction of Plankton, Utility, and QA/QC punchlist items will be Contractor’s responsibility.

iii.	Contractor shall be responsible for restoring the site to its original state including but not limited to landscaping, backfilling on trench, and repaving of roads.

iv.	Contractor shall provide as-built redlines to the Project engineer of record indicating proper stringing.

v.	Excludes LED lighting fixtures, panel upgrade, combiner boxes, switch gear and vault and UL re- certification of electrical panel

2.	Materials supplied by Developer

a.	PV modules

b.	Inverters

c.	Racking Systems and standing seam roof clamps

d.	Monitoring system as indicated on plans. If none noted on plan, check with Plankton for specifications

e.	Power Optimizers

All materials necessary to complete the work other than those noted in the above section, Provided by Developer, are to be supplied, installed, and commissioned by the Contractor in accordance with any manufacturer’s instructions and requirements. All materials supplied must be listed for their purpose. Incidental materials required to incorporate equipment provided by Developer shall be included by Contractor.

Material selection is an important key to achieving the design lifetime, which shall permit the operation of the system for 25+ years. Contractor supplied materials shall be selected to withstand exposure to an outdoor environment with large temperature swings, rain and other moisture, wind-blown dirt and debris, galvanic corrosion, and UV degradation for the intended Project lifetime. Contractor structural materials shall be generally galvanized steel (ASTM 123), stainless steel or aluminum. All materials and construction methodology and workmanship should be completed in such a fashion that is in accordance with a 25 year system lifetime and should not be done in a fashion where anything is significantly degraded by normal wear and tear in significantly less time than the system life.

Notes on Equipment provided by Contractor:

Contractor shall provide all tools, material and equipment necessary to perform this work. The Contractor assumes all liability for the security and integrity of all equipment and material stored at jobsite.

SOLAR PHOTOVOLTAIC (PV) SYSTEM CONSTRUCTION AGREEMENT

West School New Canaan

3.	CONTRACT DRAWINGS

Revised Construction Documents prepared by ArcDesign Engineering, dated 12/29/20, titled: “West Elementary School Drawing Issue 12292020 – Stamped”

Consisting of the following sheets:

A-1	Title Sheet
A-2	Module Layout
A-3.1	Roof Section 1
A 3.2	Roof Section 2 & Roof Section 3
E-1	Single Line Diagram
E-2	Labeling
E-3	Electrical component cutsheets

4.	CONSTRUCTION PROJECT MANAGEMENT AND SITE REQUIREMENTS

a.	It is the responsibility of Contractor to build all aspects of the Project as depicted in the Project drawings and documents in accordance with this Agreement. This includes the electrical system from the modules through the point of delivery to the point of interconnection.

b.	Construction Management and Quality Control

i.	Construction management shall be provided by Contractor

ii.	Contractor shall supply all labor, tools, machinery, equipment and equipment transportation for all Work.

iii.	Contractor shall supply all necessary facilities to accommodate site coordination meetings, Developer visits and its representative, sanitary facilities, and drinking water for Contractor’s personnel on the Project site.

iv.	Contractor shall keep the Project site clean and orderly throughout the duration of construction up to Final Completion by performing daily clean-up. During such time, all trash and rubbish shall be disposed of off-site by licensed waste disposal companies and in accordance with Governmental Requirements.

v.	Until Substantial Completion, Contractor shall maintain a copy of all drawings, specifications, permits and vendor installation manuals at the Project site.

vi.	Redlines shall be maintained on a not more-than-weekly basis. Final redlines shall be completed in a reasonable amount of time following date when the AHJ does final inspection and sign off.

vii.	Contractor shall be responsible for storage and maintenance of all installed equipment. Until Substantial Completion, copies of all installed equipment maintenance records shall be kept at the Project site and included in the turnover packages.

viii.	Contractor shall provide permanent equipment marking, labeling and signage for the Project during construction. Warning signs shall be placed at key areas near equipment, at Project entrances and where required by Company or its representative.

ix.	Contractor shall ensure that all permanent, temporary and sub-contracted personnel are provided with, are trained to use, and are using, appropriate personal protective equipment (“PPE”) and safety equipment as necessary to execute the work in a safe and workmanlike fashion. Safety shoes, hardhats and safety glasses shall be worn at all times as a minimum.

SOLAR PHOTOVOLTAIC (PV) SYSTEM CONSTRUCTION AGREEMENT

West School New Canaan

x.	Contractor shall recognize and respect any properties adjacent to or part of the Project site and shall use reasonable efforts to minimize disruption to those neighbors, which may include but is not limited to traffic control, trash control, noise control, dust control, etc.

c.	Project Site

i.	Contractor will coordinate with Developer and Owner/Host in advance when trenching is performed, when lay down areas are determined, when major shipments are planned, or any other activities that might impact the Host’s business operations.

ii.	All photovoltaic arrays, ancillary structures, storage yard, and fencing shall be built in the locations and orientations set forth in the Site plan and Site layout drawings and in accordance with the design specifications.

iii.	All photovoltaic arrays, ancillary structures, storage yard, and fencing shall be built in the locations and orientations set forth in the Site plan and Site layout drawings and in accordance with the design specifications.

iv.	Contractor shall return paved driving and other affected surfaces and the grounds affected by the solar installation back to pre-existing conditions.

v.	Contractor shall use the laydown and storage areas set forth in the Site plan and Site layout drawings or as communicated to Contractor by Developer and/or Owner during the pre-construction meeting.

d.	Solar Installation (Not applicable to Canopy supply and erection)

i.	Electrical solar array work shall be performed in accordance with technical specifications and drawings, which include installation of modules, wire harnesses, termination boxes, array feeders, ground grid, power stations and all electrical connections.

ii.	Structural solar array works shall be performed in accordance with technical specifications and drawings, and solar module manufacturers specification, which includes but limited to installation of the primary post, header, binder, crossbeam, and cable tray.

iii.	Modules shall have their serial numbers recorded as they are installed, grouped and listed by string.

iv.	If modules are delivered with power tolerance binning or other specific module power rating, they shall be installed in strings of like kinds and in such a manner to minimize module mismatch on each string.

e.	Design Specification (Not applicable to Canopy supply and erection) Unless otherwise approved by Developer in advance of the execution of this Agreement, the following specification and standards will apply. Only products (specifically modules, inverters, racking and mounting solutions, monitoring equipment, combiners, meteorological hardware and metering equipment) that have been approved by Developer shall be used in the construction of the Project. In addition, components of the Project shall meet the specifications below:

i.	Grounding

1.	The Project and its components shall be grounded in full accordance with the requirements of the 2011 edition of the National Electrical Code or 2014 edition of the National Electric Code, as required to comply with the applicable law of the jurisdiction where the Project is located. However, the Project and equipment grounds shall be kept separate and shall not be shared.

SOLAR PHOTOVOLTAIC (PV) SYSTEM CONSTRUCTION AGREEMENT

West School New Canaan

ii.	Enclosures

1.	Enclosures installed indoors shall be NEMA 1 or better.

2.	All enclosures located outdoors shall be NEMA 3R or better.

3.	All enclosures containing monitoring equipment (dataloggers, meters, network communications equipment) shall be located indoors if at all possible. NEMA 4 enclosures shall be required for monitoring equipment located outdoors.

4.	Medium voltage (MV) and low voltage (LV) switchgear, MV and LV motor control centers (MCC), inverters, DC systems (battery and charger systems), DC and AC distribution panels shall be pad- mounted, with NEMA-3R rated enclosures and fenced.

iii.	Conduit

1.	Rooftop conduit shall be EMT with compression connections or in cable trays. In places where conduit could be subject to physical damage, for example down the side of the building, the conduit shall be rigid galvanized steel (RGS). Aluminum, PVC schedule 80, or PVC-coated conduit can be used in corrosive areas.

2.	Underground conduits are to be schedule 40 PVC with PVC sweeps direct buried rated or concrete encased rated. Underground conduits may be direct buried in areas that do not require concrete encased duct banks for structural considerations.

3.	Conduit shall be rigid type where called for by Code to meet UL 1242 and ANSI C80.6

4.	All steel conduit shall be hot dip galvanized.

5.	In no case shall conduit be less than that called for by NEC.

6.	EMT shall be manufactured to UL 797 and ANSI C80.3

7.	With the sole allowable exceptions of: (a) module-to-module interconnection wiring within a string; (b) string home-run wiring to combiner boxes (provided such home-run wiring is neatly bundled and routed below modules, such that it is rendered inaccessible and protected from damage and decay) and (c) string home-run wiring to string inverter, all wiring, including otherwise exposed home-run wiring into combiner boxes, shall be contained within an appropriate, non-flexible, corrosion-proof, metallic raceway system. Cable tray, electrical metallic tubing (EMT), and rigid conduit are acceptable raceway materials.

8.	Cable trays shall be used unless otherwise specified by Developer or unless otherwise required by applicable law, codes or AHJs,

iv.	Wire & Conductors

1.	Code compliant design will cover the type of conductors to be used in each situation.

2.	Wiring runs between major items of equipment and between PV modules (i.e., a string, combiner boxes, disconnects, inverters, utility interconnection, and energy monitoring system (EMS) devices shall be continuous. Intermediate splicing is forbidden.

3.	When in conduit, conductors shall be USE-2 or THWN-2 (Thermoplastic Heat and Water Resistant Nylon Coated wire is permitted) or of a higher standard.

SOLAR PHOTOVOLTAIC (PV) SYSTEM CONSTRUCTION AGREEMENT

West School New Canaan

4.	All conductors shall be sized per the most current NEC code.

5.	All conductors used for data communication will be a stranded copper #18-22 twisted pair shielded wire (Belden 1120A or approved equivalent).

6.	All conductors used for data communication will be a stranded copper #18-22 twisted pair shielded wire (Belden 1120A or approved equivalent).

7.	Wires (a) shall be in accordance with the engineering specifications for the Project in terms of size, model, wire type and connectors, (b) shall be 90 degree C° minimum rated and (c) shall be XHHW-2 or THWN-2 wiring, as appropriate.

v.	Fasteners and Wire Management

1.	Marine grade UV stable plastic zip ties must be used for wire management technique, specifically including any locations where the zip tie is exposed to direct sunlight.

2.	Wires shall be laid so that (a) they are neat and tight with no excess slack, (b) no wires are touching the roof or sharp edges and (c) they are secure to the racking or modules. All wires should be managed in a way that is neat and orderly, and strung high, tight, and secured such that there is no significant slack in the wires, such that the wires are not bent at angles to touching other components of the system or building creating a setting conducive to abrasion, faults, or any safety hazard.

vi.	Fuses

1.	Fuses for disconnects to be current limiting UL class J, RK1 or RK5 and of the appropriate voltage, delay or non-delay characteristic, and current rating to provide complete short circuit and overload protection per NEC sections regarding component selection.

2.	Fuses located in the combiner boxes protecting PV string branch circuits shall be UL listed 600V or 1000V DC rated, be in “finger-safe” type fuse holders providing load break disconnect capabilities when changing fuses. Midget fuses and fuse holders used in these circuits must be fully DC rated and adequate DC short circuit withstands and let-through capability must be provided for all power situations including “back-fed” conditions.

vii.	Nameplates

1.	All equipment, panels, boxes and associated equipment shall be clearly labeled with engraved phenolic nameplates. Contractor shall submit the proposed nameplates with desired labeling for approval prior to installation.

2.	Signs shall be weather-proof, corrosion-proof, UV-stabilized and fade-resistant and shall have a twenty-five year design life. Signs shall be attached using non-corrosive materials throughout suitable for a minimum of twenty-five year service life in the placement location, Any degrading signage, or failing attachment mechanisms, will be subject to warranty replacement at Subcontractor’s expense

3.	Install engraved signs as above for instruction or warning identifying that the Project is operational on the premises at appropriate locations and that there are potentially multiple power sources on the premises.

SOLAR PHOTOVOLTAIC (PV) SYSTEM CONSTRUCTION AGREEMENT

West School New Canaan

4.	Provide identification of all DC power circuits on switches and clearly identify individual module strings in DC combiner boxes. Use appropriate wire color-codes (e.g., red and black) for positive and negative circuits.

5.	Modules must include serial numbers or serial number bin codes in such a position as to be easily visible when installed.

6.	Signage will include signage called out in article 690 of the 2008 NEC and, where not overridden by the 2011 NEC or by applicable local law, the State Office of the State Fire Marshall Solar Photovoltaic Installation Guideline (if applicable).

7.	No signs or nameplates will be posted on the Project except for those required by the 2011 NEC, or any authorities having jurisdiction.

8.	Signage will include signage called out in article 690 of the 2011 NEC and the CA Fire Marshall Draft PV Specifications.

5.	CONTRACTOR’S PERFORMANCE

a.	Contractor shall perform in a good and workmanlike manner all the Work specified or reasonably implied in this Agreement and the reasonable directions of Developer as any may be given from time to time. Contractor’s performance shall include, except as otherwise specifically stated in this Agreement, everything necessary to complete the Work properly, notwithstanding the fact that not every item involved is specifically mentioned, including all materials, labor, tools, equipment, apparatus, water, lighting, power, transportation, superintendence, temporary construction, and all other services and facilities of every nature necessary or appropriate for the execution of the Work. Details which are not specified in this Agreement shall be performed by Contractor at no extra cost if such details may reasonably be inferred from prevailing custom or trade as being required to satisfy the requirements of this Agreement.

b.	Contractor shall designate an on-site representative who shall be deemed to have full authority to act for Contractor. The representative must be able to effectively communicate with the persons performing the Work for Contractor in the languages spoken by those persons and must be capable of speaking with Developer or building managers or tenants in a “customer-friendly” manner. The continuance of this individual in that role will be subject to the continuing approval of Developer.

c.	Contractor shall assure that all persons entering the work site will have proper PPE. Contractor shall have a person on site designated as the safety authority and must supervise all workers to assure their perform work in a safe manor and in compliance with OSHA and local safety requirements. Contractor shall provide a safety plan complete with on and off site emergency contacts and maintain a safety log that can be reviewed by the Developer Construction Manager. Contractor shall provide a safety plan to Developer prior to mobilization.

d.	Contractor shall perform the Work in accordance with the following:

i.	All equipment, tools, other construction aids and materials utilized by Contractor shall be of good quality and in good working order. Contractor shall submit material safety data sheets for all chemical and hazardous substances used in the Work, and shall give Developer at least 24 hours advance written notice each time any chemical or hazardous substances are to be brought onto the Project site. If, in the opinion of Developer, any of Contractor’s equipment, supplies, tools, other construction aids or materials are unsafe or inadequate, Contractor shall remove such items from the site immediately and replace them with safe and adequate substitutes at Contractor’s expense. Contractor shall be solely responsible for and shall safeguard all equipment, tools, supplies, other construction aids and materials at the Project site.

SOLAR PHOTOVOLTAIC (PV) SYSTEM CONSTRUCTION AGREEMENT

West School New Canaan

ii.	The use of public roadways and properties for the parking of employee vehicles and construction equipment and for receiving and placement shall be in accordance with the applicable laws and ordinances. Adjacent private properties shall not be entered or used without the written consent of the property owners.

iii.	Fire hydrants and stop valves adjacent to the Work shall be kept clear and readily accessible to fire apparatus, and no material or other obstruction shall be placed, parked or stored within fifteen (15) feet of any hydrant or stop valve (or a greater distance if required by local law, rule or regulation). Contractor shall comply fully with all local rules and regulations relative to fire protection, shall keep the Work and the Project site free from burnable trash and debris, and shall exercise every precaution against fire, including posting a fire watch, with appropriate fire-fighting equipment, during all welding and burning operations.

iv.	Any modifications made by Contractor to the Project site shall be of a quality no less than the quality of the building on which the Project is located.

v.	At no time shall Contractor disturb or use any of the tenant or Owner facilities at the Project site, including parking or bathrooms.

vi.	Contractor shall not place any rubbish or equipment in any area where it could fall or be blown off the roof of the buildings at the Project site. If windy conditions exist, Contractor shall use safety netting and securely tie down items on the roof.

vii.	Contractor shall leave the Project site in an orderly and broom clean condition.

viii.	Contractor shall comply with all laws, AHJ codes and conduct its business in an ethical and good faith manner.

ix.	Any damage to the building roof at the Project site, regardless if such damage was caused by the Contractor or not, shall be deemed to have been caused by Contractor and Contractor shall repair such damage within 48 hours of notice by Developer at Contractor’s sole expense unless such damage is marked and written notice thereof is submitted with photos to Developer prior to Contractor’s mobilization to the Project site.

e.	Contractor shall arrange and pay for the delivery of all services and operating consumables necessary to perform its obligations under this Agreement.

f.	Contractor shall be responsible for supply and disposal of all chemicals used in any cleaning processes

g.	Developer shall arrange with the assistance of Contractor for permission to interconnect the Project with, and as part of the Work Contractor shall interconnect the Project with, the facilities of the local utility and applicable governmental authorities in accordance with the requirements of the local utility and applicable governmental authorities.

SOLAR PHOTOVOLTAIC (PV) SYSTEM CONSTRUCTION AGREEMENT

West School New Canaan

EXHIBIT C

Schedule of Values

Cost Code	Description	Quantity	Unit	Unit $	Total Cost
9001	Labor & Electrical BOS + String Wiring	1	LS	$0.70/watt DC	$209,587
CONTRACT TOTAL:					$209,587

Refer to Exhibit D Payment Schedule for payment draw schedule.

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SOLAR PHOTOVOLTAIC (PV) SYSTEM CONSTRUCTION AGREEMENT

West School New Canaan

EXHIBIT D

Payment Schedule

1.	Application for Payment/Draw Schedule. The Contract Price as described by the Schedule of Values contained in Schedule of Values will be paid as per the following application for payment/draw schedule:

Draw 1:	Mobilization	10.0%	$20,958.70
Draw 2:	100% Racking Installed	30.0%	$62,876.10
Draw 3:	Modules Wired	20.0%	$41,917.40
Draw 4:	Inverters Installed, Wired & Monitoring Installed	20.0%	$41,917.40
Draw 5:	Substantial Completion	10.0%	$20,958.70
Draw 6:	Final Completion	10.0%	$20,958.70
	Total Contract Price	100.0%	$209,587.00

2.	Retainage. No individual invoice retainage will be held.

3.	Contract Price. The Contract Price is determined pursuant to the Schedule of Values set forth on Exhibit C.

4.	Draws. No partial payment releases will be considered for any draw request; all work contemplated on the draw request must be deemed complete. Confirmation of completed work associated with each Draw will be as outlined in #5, below.

5.	Payment Terms For Draws 2 Through 6. Developer will have five (5) business days from the receipt of any invoice from Contractor to review and either challenge or approve such invoice. If the Developer challenges an invoice, a new five (5) business day review period will occur once Contractor has provided a revised invoice to Developer. Once Developer has approved an invoice, Developer will pay the invoice within twenty (20) days of such approval.

6.	Final Completion Draw. Payment for the Final Completion draw will be due twenty (20) days after Final Completion has been achieved.

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SOLAR PHOTOVOLTAIC (PV) SYSTEM CONSTRUCTION AGREEMENT

West School New Canaan

EXHIBIT E

Contractor’s Application for Payment

Contractor’s Application For Payment/Draw No.

	Application Period:	Application Date:
To (Developer):	From (Contractor):
Project:	Contract:
Developer’s Contract/Job No.:	Contractor’s Project No.:

Application for Payment

Change Order Summary

Approved Change Orders
Number	Additions	Deductions

TOTALS

NET CHANGE BY CHANGE ORDERS

1.	ORIGINAL CONTRACT PRICE	$
2.	Net change by Change Orders	$
3.	CURRENT CONTRACT PRICE (Line 1 ± 2)	$
4.	TOTAL COMPLETED AND STORED TO DATE
	(Column F on Application)	$
5.	RETAINAGE:
	a. % x $ Work Completed	$
	b. % x $ Stored Material	$
	c. Total Retainage (Line 5a + Line 5b)	$
6.	AMOUNT ELIGIBLE TO DATE (Line 4 - Line 5c)	$
7.	LESS PREVIOUS PAYMENTS (Line 6 from prior Application)	$
8.	AMOUNT DUE THIS APPLICATION	$
9.	BALANCE TO FINISH, PLUS RETAINAGE
	(Column G on Application + Line 5 above)	$

Contractor’s Certification

The undersigned Contractor certifies that: (1) all previous progress payments received from Developer on account of Work done under the Contract have been applied on account to discharge Contractor’s legitimate obligations incurred in connection with Work covered by prior Applications for Payment; (2) title of all Work, materials and equipment incorporated in said Work or otherwise listed in or covered by this Application for Payment will pass to Developer at time of payment free and clear of all Liens, security interests and encumbrances (except such as are covered by a Bond acceptable to Developer indemnifying Developer against any such Liens, security interest or encumbrances); and (3) all Work covered by this Application for Payment is in accordance with the Contract Documents and is not defective.

By:	Date:

Payment of:	$
(Line 8 or other - attach explanation of other amount)
is approved by:

		(Developer)	(Date)

EJCDC No. C-620 (2002 Edition)

Prepared by the Engineers’ Joint Contract Documents Committee and endorsed by the Associated General Contractors of America and the Construction Specifications Institute.

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SOLAR PHOTOVOLTAIC (PV) SYSTEM CONSTRUCTION AGREEMENT

West School New Canaan

EXHIBIT E

Contractor’s Application for Payment/Draw

For (contract):				Application Number:
Application Period:				Application Date:
A		B	Work Completed		E	F		G
Item		Scheduled Value	C	D	Materials Presently Stored (not in C or D)	Total Completed and Stored to Date (C + D + E)	% (F) B	Balance to Finish (B - F)
Cost Code	Description		From Previous Application (C + D)	This Period

Totals

EJCDC No. C-620 (2002 Edition)

Prepared by the Engineers’ Joint Contract Documents Committee and endorsed by the Associated General Contractors of America and the Construction Specifications Institute.

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SOLAR PHOTOVOLTAIC (PV) SYSTEM CONSTRUCTION AGREEMENT

West School New Canaan

EXHIBIT F

Certificate of Substantial Completion

PROJECT: (Name and address)	DEVELOPER’S CONTRACT/JOB NO.:	CONTRACT DATE:

DEVELOPER: (Name and address)	CONTRACT FOR: (scope of work)	CONTRACTOR: (Name of contractor)

PROJECT DESIGNATED FOR SUBSTANTIAL COMPLETION WILL INCLUDE: (Describe name of the project which is accepted as substantially complete. The name must be identical to the name which is under contract and subject to retainage, as described on Project Description)

PROJECT NAME:

Developer and Contractor hereby acknowledge and agree that the Work is substantially complete for the purposes of the Agreement. A list of items to be completed or corrected is attached hereto. The failure to include any items on such list does not alter the responsibility of the Contractor to complete all Work in accordance with the Contract Documents.

Cost estimate of Work that is incomplete or defective: $ (estimated cost should not exceed 1% of the contract value)

The Contractor agrees to complete or correct the Work on the list of items attached hereto within thirty (30) days from the above date of issuance of this Certificate.

CONTRACTOR	BY	DATE

DEVELOPER	BY	DATE

F-1

SOLAR PHOTOVOLTAIC (PV) SYSTEM CONSTRUCTION AGREEMENT
[PROJECT NAME AND LOCATION]

EXHIBIT G

Certificate of Final Completion

PROJECT: (Name and address)	DEVELOPER’S CONTRACT/JOB NO.:

DEVELOPER: (Name and address)	CONTRACT FOR: (scope of work)

CONTRACT DATE:

CONTRACTOR: (Name of contractor)

PROJECT DESIGNATED FOR FINAL COMPLETION WILL INCLUDE: (Describe name of the project which is accepted as substantially complete. The name must be identical to the name which is under contract and subject to retainage, as described on Project Description)

PROJECT NAME:

Developer and Contractor hereby acknowledge and agree that the Contractor has achieved Final Completion for the purposes of the Agreement.

The Contractor agrees to complete or correct the Work on the list of items attached hereto within thirty (30) days from the above date of issuance of this Certificate.

CONTRACTOR	BY	DATE

DEVELOPER	BY	DATE

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SOLAR PHOTOVOLTAIC (PV) SYSTEM CONSTRUCTION AGREEMENT
[PROJECT NAME AND LOCATION]

EXHIBIT H

Request for Change Order

PROJECT: (Name and address)	DEVELOPER’S CONTRACT/JOB NO.:

DEVELOPER: (Name and address)	CONTRACT FOR: (scope of work)

CONTRACT DATE:

CONTRACTOR: (Name of contractor)

Change Order Request #

Cost Code from Schedule of Values

Description of Requested Change

Plan, Specification, or Detail reference from Schedule B-2

Unit price or Lump Sum cost basis used for Requested Change, if applicable

Summary of impact to Work, Contract Documents, Cost, Payment Schedule, or Project Schedule

Cost Code	DESCRIPTION OF CHANGE ITEM	Quantity	Unit	Unit $	Total Cost
				$ 0.00	$ 0.00
				$ 0.00	$ 0.00
				$ 0.00	$ 0.00
				$ 0.00	$ 0.00
				$ 0.00	$ 0.00
				$ 0.00	$ 0.00
				$ 0.00	$ 0.00
				$ 0.00	$ 0.00
				CHANGE ORDER TOTAL:	$ 0.00

Change order # _______ in the amount of $ ______________ is accepted by _____________________ on this date _______________. Change order total is to be added to Exhibit E as an approved change order.

H-1

SOLAR PHOTOVOLTAIC (PV) SYSTEM CONSTRUCTION AGREEMENT

West School New Canaan

Exhibit I

Project Schedule

Work shall be performed and schedule updates prepared in accordance with Article 17 and Exhibit B of the Agreement.

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SOLAR PHOTOVOLTAIC (PV) SYSTEM CONSTRUCTION AGREEMENT

West School New Canaan

EXHIBIT J

Required Insurance

1.	Generally. Contractor, and Contractor’s Subcontractors shall each maintain at its own cost and expense the following insurance coverage in full force and effect through insurance policies for the time periods described hereunder: (a) Workers’ Compensation, (b) Employer’s Liability Insurance, (c) Commercial General Liability Insurance, (d) Comprehensive Motor Vehicle Liability Insurance, and (e) Comprehensive Umbrella Liability Insurance. All insurers must be licensed to do business in the state where the Work is being undertaken and Developer will have the right to approve of the insurance company(ies) of the Contractor, and Contractor’s Subcontractors.

2.	Timing. Contractor and Contractor’s Subcontractors shall maintain the aforementioned insurance policies for the following time periods: (a) Contractor shall maintain its insurance coverage in full force and effect commencing with the start of the construction period and terminating no sooner than the final commissioning of the System, and (b) Contractor’s Subcontractors shall maintain their insurance coverage in full force and effect commencing with the start of the construction period and terminating no sooner than the final commissioning of the System.

3.	Insurance Coverage for Contractor and Contractor’s Subcontractors. The following minimum amounts of insurance coverage to be provided by Contractor and Contractor’s Subcontractors hereunder shall be the greater of the amounts required by law and the following minimum amounts and shall be maintained in full force and effect for the duration of the time requirements laid out in Section 2:

Workers Compensation & Employers Liability

$1,000,000	Each Accident
$1,000,000	Disease – Each Employee
$1,000,000	Disease – Policy Limit

Waiver of Subrogation Endorsement in favor of Plankton Energy, LLC

Additional Insured Endorsement naming Plankton Energy, LLC as Additional Insured; other additional insured parties as specified by Owner or Developer

General Liability

$1,000,000	Each Occurrence
$2,000,000	General Aggregate
$2,000,000	Products – Completed Operations Aggregate
$1,000,000	Personal & Advertising Injury
$5,000	Medical Payments Per Person
$50,000	Fire Legal Liability for Premises Rented to You

Additional Insured Endorsement naming Plankton Energy, LLC as Additional Insured

Primary & Non-Contributory Endorsement

Waiver of Subrogation Endorsement in favor of Owner/Host and Developer and their respective parent companies, subsidiaries and affiliates or designees with an insurable interest in the Project

Automobile Liability

$1,000,000	Each Accident

Umbrella / Following Form Excess Liability

$2,000,000	Each Occurrence
$2,000,000	Aggregate

SOLAR PHOTOVOLTAIC (PV) SYSTEM CONSTRUCTION AGREEMENT

West School New Canaan

4.	Certificates of Insurance. Upon execution of this Agreement, each party shall furnish current certificates evidencing that the insurance required under Section 1 is being maintained. Each party’s insurance policy provided hereunder shall contain a provision whereby the insurer agrees to give the other party thirty (30) days’ written notice before the insurance is cancelled or materially altered.

5.	Additional Insureds. Owner/Host and Developer and their respective parent companies, subsidiaries and affiliates shall be named as an Additional Insured on both Contractor’s and Contractor’s Subcontractor’s Comprehensive General Liability, Comprehensive Motor Vehicle Liability and Excess Umbrella insurance policies and sent a copy of the endorsements to those policies.

6.	Developer May Inspect. Developer may inspect Contractor’s and/or Contractor’s Subcontractor’s insurance policies at all times.

7.	Endorsement. Contractor and Contractor’s Subcontractors will cause such policies to be properly endorsed to provide that the insurance company or companies will give to Developer thirty (30) days written notice of termination, alteration, or change therein.

8.	Notice. Contractor and Contractor’s Subcontractors will cause the insurance company or companies to furnish Developer with certificate(s) of insurance to be delivered to Developer prior to the execution of this Agreement. Contractor shall be liable to the Developer for the consequences of Contractor’s delay in obtaining the required insurance policies and coverage. Each insurance certificate must state that the insurance carrier is required to give the policy holder thirty (30) days prior written notice of cancellation or material change which reduces or restricts the coverage or liability limits of any insurance policy. Contractor’s and Contractor’s Subcontractor’s insurance certificate(s) shall also include the specified Additional Insured parties in a conspicuous location.

9.	Maintenance. Contractor and Contractor’s Subcontractors shall submit for review by Developer upon Developer’s request, copies of the original insurance policies, all endorsements, attachments and certificates of insurance. If Contractor and Contractor’s Subcontractors fail to maintain such insurance or deliver said certificates or policies, Developer may terminate this Agreement upon not less than thirty (30) days written notice unless Contractor corrects the deficiency within thirty (30) days.

10.	Additional Protections. The Commercial General Liability, Comprehensive Motor Vehicle Liability and Excess Umbrella insurance policies required in this section of this Agreement shall state that such policies are primary and non-contributory with any insurance maintained by Owner and Developer.

11.	Contractor’s Safety Program. The Contractor hereby acknowledges that job site safety will be of utmost importance on this project. Contractor shall be responsible for initiating, maintaining and supervising safety and anti-substance abuse precautions and programs in connection with the Work. Contractor shall provide all protection to prevent injury to all persons involved in any way in the Work and all other persons, including, without limitation, the employees, agents, guests, visitors, invitees and licensees of the Developer who may visit or be affected thereby.

12.	Compliance of Work, Equipment and Procedures with All Laws. All Work, whether performed by the Contractor and its Subcontractors of any tier, or anyone directly or indirectly employed by any of them, and all equipment, appliance, machinery, materials, tools and like items incorporated or used in the Work, shall be in compliance with, and conform to: a) all applicable laws, ordinances, rules, regulations and orders of any public, quasi-public or other governmental bodies relating to the safety of persons and their protection against injury, specifically including, but in no event limited to, the Federal Occupational Safety and Health Act of 1970, as amended and all rules and regulations now or hereafter in effect pursuant to said Act and any similar laws of the State where the Work is being performed and all rules and regulations now or hereafter in effect pursuant to said Act and laws; and b) all rules, regulations, and requirements of the Owner and its insurance carriers relating thereto.

SOLAR PHOTOVOLTAIC (PV) SYSTEM CONSTRUCTION AGREEMENT

West School New Canaan

13.	Contractor’s Designation of Safety Program Administrator. The Contractor shall designate a qualified member of its organization at the job site, whose duties shall be to enforce the Contractor’s safety programs and to prevent accidents. This position shall be dedicated to this project. This person’s name and qualifications performing this function shall be submitted to the Developer in writing. His or her identity, qualifications, and level of effort must be satisfactory to the Developer who shall have the sole discretion to approve or reject same. The Contractor shall further cause each of its Subcontractors of any tier to designate a qualified safety representative to assist the Contractor’s representative in the performance of its duties as described above.

14.	Suspension of Contractor’s Work. If, in the opinion of the Developer’s representative, the Contractor shall fail to provide a safe area for the performance of the Work or any portion thereof, the Developer’s representative shall have the right, but not the obligation, to suspend Work in the unsafe area. All costs of any nature, (including, without limitation, overtime pay, liquidated damages or other costs resulting from delays) resulting from the suspension, by whomsoever incurred, shall be borne by the Contractor.

15.	Right of Developer to have Contractor Send Worker Home. The Contractor shall provide to each worker on the job site the proper safety equipment for the duties being performed by that worker and will not permit any worker on the job site who fails or refuses to use the same. The Developer shall have the right, but not the obligation, to order the Contractor to cause any worker to be sent home for the day or to otherwise temporarily or permanently remove him or her from the job site for his or her failure to comply with safe practices or anti-substance abuse policies, with which order the Contractor shall promptly comply, and all reasonable costs or expense of whatever nature, including reasonable attorney’s fees paid or incurred by the Developer, associated with and resulting from the order shall be borne by the Contractor.

SOLAR PHOTOVOLTAIC (PV) SYSTEM CONSTRUCTION AGREEMENT

West School New Canaan

EXHIBIT K

Milestone Definitions, Substantial Completion, Final Completion, Commissioning and System Acceptance Testing

1.	Milestone Definitions

Milestone	Description

Mobilization	Permit in hand, have mobilization scheduled

100% Racking Installed	All racking installed, all slip sheet installed, all ballast installed, all wind screens installed, all flashing completed and installed.

Modules Mounted and wired	All string wiring installed under panels, panel strings plugged together and optimizers installed but home run ends not connected to strings, all modules mounted and all clamps installed

Inverters installed, wired and Monitoring	All inverters set in place, all DC string wiring terminated into inverters, all DC strings connected at panels, all inverters programmed, all monitoring components installed, programmed, and showing on monitoring portal Exception: Monitoring systems must be physically installed to meet this milestone but if backfeed power is not available due to issues out of control of Contractor, achievement of this milestone shall still be considered met even without monitor reporting

Substantial Completion	All AHJ inspections complete, Utility interconnection/PTO issued/system operating, all AHJ certificates issued (electrical, building, and C of A), start up, commissioning, testing (including string and megger) complete and results sent to Plankton, punch list generated and given to installer, punch list repairs under way, all wiring tied up not touching roof, all labeling installed, As-builts submitted to Plankton, system complete and operating, possibly a few small punch list items to complete from QAQC walk.

Final Completion	All punch list/QAQC items complete, Facility manager sign off, site demobilized and cleaned up, system operating and production data verified, all invoices/change orders/lein wavers/ exhibits submitted and approved, QAQC signed off (any deficiencies have been corrected, pictures of corrections sent to QAQC, and QAQC signed off), binders complete and submitted.

2.	Substantial Completion Tasks.

●	Completion of Commissioning Work as provided below;

●	Completion of the System Acceptance Test as provided below in accordance with the System Acceptance Test procedures of Contractor (including verification of design system kW output), and the procedures set forth below; and

●	The Project is capable of operating safely in accordance with the National Electrical Code currently enforced at the date of Substantial Completion, local building codes and all applicable laws.

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SOLAR PHOTOVOLTAIC (PV) SYSTEM CONSTRUCTION AGREEMENT

West School New Canaan

3.	Commissioning Work. Contractor will commission the Project by performing Contractor’s standard interconnection and inspection procedures, start up, operation, commissioning, System Acceptance Testing, including verification of design system kW output and a physical kWh output performance test that shall demonstrate, to the sole satisfaction of Developer, as long as consent is not unreasonably withheld, that the Project performs within +/- 2% of the expected output ranges accounting for actual atmospheric conditions.

Contractor will provide on-site initial start-up and commissioning to verify proper operation and performance. This will be achieved by taking measurements from the output meter and monitoring equipment. Contractor will use calibrated field test instruments to define the exact level of system performance and output under the actual field conditions with specific measurements of the solar radiation on the array and compare this to the monitoring equipment. All of this data will be aggregated and compared to both the output meter values and to the expected values calculated based on the data recorded according to the new ASTM standards. After the data has been calculated, any necessary adjustments will be made to either further calibrate the monitoring equipment or, if need be, to re-install any defective components. A commissioning report shall be prepared by Contractor and will serve as a “performance baseline” for the Project.

4.	System Acceptance Testing. As part of Substantial Completion, Contractor shall perform, or cause to be performed, all tests, approvals and inspections of the Work required by any governmental authority and as otherwise reasonably necessary, appropriate or customary to assure the proper operation of the Project in accordance with the solar industry best practices and Good Utility Practices (“System Acceptance Testing”). Contractor shall from time to time notify Developer not less than three (3) business days prior to the anticipated date of System Acceptance Testing, which shall be conducted to ensure that the Project is operational and interconnected. Developer shall have the right, but not the obligation, to be present at and observe the System Acceptance Testing, at Developer’s sole cost. Contractor shall provide or obtain from the contractor performing the System Acceptance Testing written confirmation of the results thereof and conformity of such results with the then-agreed design of the Project. If, for any reason the Project does not satisfactorily complete the System Acceptance Testing, Contractor shall repair or correct any defect or deficiency that caused such failed test. Upon completion of such repairs or correction, Contractor shall cause the System Acceptance Testing to be re-performed. For the avoidance of doubt, the System Acceptance Testing and declaration of Substantial Completion for the Project shall include documented written evidence supplied and certified by the Contractor to the Developer that the Project physically, after interconnection to the premises’ electrical systems, produces the kW output based on the then agreed upon design. Upon receipt of such evidence and certification of successful attainment of design output, the Developer shall advise Contractor of acceptance of the Project and Substantial Completion thereof.

5.	Final Completion Tasks.

●	Provision of equipment-related documentation for operation and maintenance, including all as-built drawings;

●	Contractor will schedule and conduct a quality/acceptance walkthrough with Developer’s QA/QC team and operation and maintenance team after Contractor completes all existing punchlist items; and

●	Contractor will complete any punchlist items identified during such quality/acceptance walkthrough.

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SOLAR PHOTOVOLTAIC (PV) SYSTEM CONSTRUCTION AGREEMENT

West School New Canaan

EXHIBIT L

FORM OF WAIVER AND RELEASE OF LIEN UPON PARTIAL PAYMENT

CONDITIONAL RELEASE WAIVER OF LIEN AND AFFIDAVIT UPON PROGRESS PAYMENT

To: ______________________ (Owner) From: ______________________

Project: ______________________

Account #: ______________________

Contract #: ______________________

Current Invoice/AFP #: ______________________

For The Period Ending: ______________________

The Undersigned, in consideration of the payments previously received and conditioned upon receipt of payment in full for the period covered by the current invoice set forth above, hereby waives and releases all mechanic's, material men 's or other liens and, to the fullest extent permitted by law, all rights to file any such liens in the future, and all claims and demands against Owner, their sureties and the real property on which the project is located, in any manner arising out of work, labor, services, equipment or materials, performed or furnished by the Undersigned, its subcontractors, and suppliers, in connection with the Project and Contract, through the period covered by the current invoice and all previous invoices for which payment has been received. The release does not apply to retention or extra work which the Undersigned has been authorized to proceed with by the Owner, but for which payment has not yet been approved.

The Undersigned, acknowledges and represents that for the period and work covered by all previous invoices for which the undersigned has received payment:

1. The Undersigned, has paid in full all amounts for contracts, subcontracts, labor, materials and rented equipment.
2. The Undersigned, has properly applied previous payments to pay all outstanding invoices related to the Project.
3. The Undersigned, is aware of no claims or any circumstances that could give rise to any future claims against Owner, Architect or other Contractors on the Project.
4. All payroll, withholding, sales and other taxes, union benefits, insurance premiums and any other amount required by law, regulation or agreement to be paid in connection with labor, materials, and equipment for the Project have been paid in full.

The Undersigned, represents that the amounts set forth below are correct and that the amount of the current payment due will be applied promptly to full payment of all outstanding amounts due from the undersigned to others in connection with the Project.

Contract Sum To Date:	
Total Completed and Stored To Date:	
Total Retained To Date:	$0.00
Total Earned Less Retention:	$0.00
Less Previous Payment Requests:	
Current Payment-Due This Period:	**$0.00**

SAMPLE

I hereby certify, under penalties of perjury, that the facts, information and representations set forth above are true and accurate to the best of my knowledge, information and belief.

BY: ______________________
(Name of Company)

Duly Authorized Agent:

______________________ ______________________
(Signature) (Printed Name and Title)

State Of: ______________ }
SS
County Of: ______________ }

On this __________ day of ______________, 2014 __________ appeared before me ______________________ and he/she made oath in due form of law that the facts, information and representations set forth in the foregoing Partial Release, Waiver of Lien and Affidavit, are true and accurate to the best of his/her knowledge, information and belief.

____
(Notary Public Signature)

My Commission Expires:

(Affix NotaryStamp or Seal Here)

____

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SOLAR PHOTOVOLTAIC (PV) SYSTEM CONSTRUCTION AGREEMENT

West School New Canaan

EXHIBIT M

FORM OF WAIVER AND RELEASE OF LIEN UPON FINAL PAYMENT

M-1